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                                                                   EXHIBIT 10.46

[***] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                     COLLABORATION AND FACILITIES AGREEMENT

      THIS COLLABORATION AND FACILITIES AGREEMENT ("Agreement") is entered into as of August 19, 2004 (the "Effective Date") by and between Portola Pharmaceuticals, Inc., a Delaware corporation ("Portola"), and Cytokinetics, Inc., a Delaware corporation ("Cytokinetics"). Portola and Cytokinetics may be referred to individually as a "Party" or collectively as the "Parties".

                                    RECITALS

      A. WHEREAS, Portola subleases from Millennium Pharmaceuticals, Inc. ("Millennium"), certain space commonly known as 270 East Grand Avenue, South San Francisco, California (the "Master Premises") pursuant to that certain Sublease dated November 7, 2003 (the "Sublease"). Millennium leases the Master Premises pursuant to that certain Lease, dated as of July 1, 2001 between Britannia Pointe Grand Limited Partnership and COR Therapeutics, Inc. (the "Master Lease"). A copy of the Sublease is attached hereto as EXHIBIT A. The Master Premises are more particularly described therein.

      B. WHEREAS, Portola has capacity in its [***]facility and other laboratory facilities, and personnel with appropriate expertise, within the Master Premises to provide [***] and to conduct certain [***], [***] and [***] studies for drug development.

      C. WHEREAS, Cytokinetics desires to have the right to use, under Portola's supervision, portions of Portola's [***] facility and laboratory facility within the Master Premises to conduct studies in connection with the Cytokinetics research and development programs, and Cytokinetics desires to retain certain Portola personnel to collaborate on such studies by providing certain technical and scientific advice and services.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the covenants, terms, conditions and agreements contained herein and in the related agreements described above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Portola and Cytokinetics hereby agree as follows:

      1. DEFINITIONS.

The following capitalized terms, when used in this Agreement in their singular or plural forms, shall have the meanings ascribed to such terms in this Article
1. All capitalized terms used, but not defined in this Agreement shall have the meanings given such terms in the Sublease.

            (a) "ADDITIONAL COSTS" means, for each month, the [***] cost of all Additional Services provided during such month, but shall not include any costs included in General Lab Operating Costs.

            (b) "ADDITIONAL SERVICES" has the meaning described in Section 4.

                                       1.

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            (c) "AFFILIATE" of a Party hereto means any person or entity directly or indirectly controlling, controlled by, or under common control with such Party. As used in this Section 1(d), "control" means that an entity owns, directly or indirectly, more than fifty percent (50%) of the voting stock or other ownership interest of another entity, or has the actual ability to control and direct the management of another entity, whether by contract or otherwise.

            (d) "[***] COSTS" means, for each month, the actual direct cost of all of the following for the [***] being used by Cytokinetics and Portola pursuant to the Collaboration: [***] and [***]; [***] and [***]; reagents for [***] instruments; preventative maintenance for [***] instruments; removal and disposal of all [***] in compliance with all Hazardous Materials Laws; and related supplies and disposables.

            (e) "COLLABORATION" means the studies and tasks that are described in the Research Plan and are performed at the Licensed Premises.

            (f) "COLLABORATION MANAGER" has the meaning described in Section
3(f).

            (g) "COMMON AREAS" means the Master Premises' common entrances, lobbies, restrooms, lunchrooms, elevators, stairways, hallways and other areas used in common by the occupants of the Master Premises, but shall not include the Lab Space.

            (h) "CONTROL" and cognates thereof mean, with respect to information, know-how, methods, technologies and process development, and modifications thereof, the possession of the ability to grant licenses or sublicenses or to otherwise disclose, without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

            (i) "CYTOKINETICS RESEARCH AND DEVELOPMENT PROGRAMS" means research and development activities that are directed towards the research and development of therapeutics for the treatment of human diseases and conditions, including but not limited to cancer, cardiovascular disease and fungal infections, where such therapeutics have as their primary mode of action the modulation of cytoskeletal function.

            (j) "CYTOKINETICS EQUIPMENT" means the equipment listed on EXHIBIT H that Cytokinetics intends to move into the Licensed Premises during the Term to be used in connection with the Collaboration.

            (k) "CYTOKINETICS INFORMATION" has the meaning described in Section
7.

            (l) "CYTOKINETICS MATERIALS" has the meaning described in Section 6(a).

            (m) "CYTOKINETICS PERSONNEL" means all employees, agents, subcontractors, and representatives of Cytokinetics or Cytokinetics' Affiliates who are involved in the Collaboration or otherwise have access to Portola Information, but shall in no event be deemed to include Portola Personnel or Portola's other agents, employees or contractors.

                                       2.

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            (n) "DIRECT [***] PURCHASES" means [***] percent ([***]%) of the actual direct cost of all [***], other than [***], purchased by Portola at Cytokinetics' written request for use by or on behalf of Cytokinetics pursuant to the Collaboration.

            (o) "DIRECT CYTOKINETICS COSTS" means the cost of specific items (e.g., Direct [***] Purchases, reagents, special [***], gases, equipment, etc.) purchased at Cytokinetics' written request and used solely for the Collaboration and/or by or on behalf of Cytokinetics in the Exclusive Space. Direct Cytokinetics Costs shall exclude General [***] Purchases, [***] Costs, and General Lab Operating Costs.

            (p) "EXCLUSIVE SPACE" has the meaning described in Section 3(a)(i).

            (q) "[***] PROGRAM" means any activities directed toward identifying, discovering, developing or commercializing therapeutic products that exert their primary effect by [***] the activity of the [***].

            (r) "FTE" means a full time dedicated scientific employee of Portola, or if less than a full time dedicated scientific employee, a full time, equivalent scientific employee year based upon a total of one thousand nine hundred (1,900) working hours per year of scientific work, on or directly related to the Collaboration carried out by an employee dedicated to work on the studies and tasks that are described in the Research Plan, in each case, having qualifications mutually agreed upon by the Parties.

            (s) "GENERAL [***] PURCHASES" means [***] percent ([***]%) of the actual direct cost of all [***], in each case, purchased by Portola at Cytokinetics' written request for use by or on behalf of Cytokinetics pursuant to the Collaboration.

            (t) "GENERAL LAB OPERATING COSTS" means Portola's identifiable and direct out-of-pocket costs of purchasing general laboratory supplies (including reagents, kits, consumables, glassware and other laboratory supplies, but excluding [***] Costs) during such month to maintain general inventories thereof in the Lab Space.

            (u) "HAZARDOUS MATERIALS" means any material or substance that is
(i) defined, listed, or designated by any governmental agency as a "hazardous substance", "hazardous material", "toxic substance", "extremely hazardous substance", "hazardous waste," "biohazardous waste", "medical waste", "radioactive waste", "extremely hazardous waste," "restrictive hazardous waste",
(ii) considered a waste, condition of pollution or nuisance under the Hazardous Materials Laws; (iii) petroleum or a petroleum product or fraction thereof; (iv) asbestos; and/or (v) substances known by the State of California to cause cancer and/or reproductive toxicity.

            (v) "HAZARDOUS MATERIALS LAW" means any federal, state or local law, statute, ordinance or regulation pertaining in any way to the environment, pollution, the protection of health and safety, or Hazardous Materials, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), (ii) the Resource Conservation and Recovery Act of 1976 ("RCRA"), (iii) California Health & Safety Code Section 25100 et seq.; (iv) the California Safe Drinking

                                       3.

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Water and Toxic Enforcement Act of 1986; (v) the Federal Water Pollution Control
Act; (vi) California Water Code Section 1300 et seq., (vii) the Occupational Safety & Health Act; (viii) the California Medical Waste Management Act, the regulations promulgated pursuant to the foregoing, and all amendments and modifications to any of the foregoing.

            (w) "LAB SPACE" has the meaning described in Section 3(a)(ii).

            (x) "LICENSED PREMISES" has the meaning described in Section 3(a).

            (y) "MAINTENANCE AND ADMINISTRATION COSTS" means Portola's identifiable and direct out-of-pocket costs and expenses for: (i) equipment repairs and maintenance; (ii) non-capital expensed equipment; (iii) administrative supplies; (iv) copy, printing and graphic arts; (v) postage/overnight delivery; (vi) consulting; and (vii) outside scientific services.

            (z) "MASTER LEASE" has the meaning described in Recital A.

            (aa) "MASTER PREMISES" has the meaning described in Recital A.

            (bb) "PERSONAL PROPERTY" means the equipment and furniture existing in the Licensed Premises. Personal Property shall not include Cytokinetics Equipment.

            (cc) "[***] RESEARCH PROGRAM" means any activities directed toward identifying, discovering, developing, or commercializing therapeutic products that [***] or [***], other than by means of [***] the activity of [***] on its [***]. Notwithstanding the foregoing, the [***] Research Program shall not include any activities by Cytokinetics or Portola directed towards evaluating Cytokinetics' potential therapeutic products (including, without limitation, Cytokinetics compounds) that have as their primary mode of action the modulation of cytoskeletal function in [***] screens to determine the effect of such products on [***], including any effect on [***].

            (dd) "PORTOLA DRUG DEVELOPMENT PROGRAMS" means the [***] Research Program, the [***] Program and the [***] Program.

            (ee) "PORTOLA INFORMATION" has the meaning described in Section 7.

            (ff) "PORTOLA PERSONNEL" means all employees, agents, subcontractors, and representatives of Portola or Portola's Affiliates who are involved in the Collaboration or otherwise have access to Cytokinetics Information; provided, however, that for purposes of this Agreement, Charles Homcy shall not be considered Portola Personnel with respect to any Services provided to Cytokinetics by Charles Homcy that are governed by the terms of the Consulting Agreement. For purposes of Section 1(ff), the term "Services" shall have the meaning set forth in the Consulting Agreement dated March 3, 2003 (as it may be amended from time to time) by and between Cytokinetics and Charles Homcy (the "Consulting Agreement").

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omitted portions.

                                       4.

            (gg) "[***] PROGRAM" means any activities directed toward identifying, discovering, developing or commercializing therapeutic products that exert their primary effect by [***] the activity of the [***].

            (hh) "RESEARCH COMMITTEE" has the meaning described in Section 2(b).

            (ii) "RESEARCH PLAN" means, subject to Section 2(c), the research plan attached as EXHIBIT E, as may be amended pursuant to the terms of this Agreement, which shall govern the activities to be conducted by the Parties pursuant to this Agreement in connection with the Cytokinetics Research and Development Programs.

            (jj) "SPACE COSTS" means the identifiable and direct out-of-pocket, third party operating costs and expenses actually and reasonably incurred by Portola in operating the Exclusive Space and Lab Space for the Term, including rent, property tax, insurance, landlord operating costs, utilities, building service contracts and janitorial services (calculated on a pro rata basis to reflect the portion of the square footage of the Exclusive Space and the Lab Space relative to the total square footage of the Master Premises) listed on EXHIBIT D hereto. The monthly amount of the rent portion of the Space Costs may not exceed $[***] during the period from December 1, 2003 through [***] without the prior written consent of Cytokinetics.

            (kk) "SUBLEASE" has the meaning described in Recital A.

            (ll) "SUPPORT COSTS" means an average monthly fee for [***] ([***]) Portola FTEs (whether or not such FTEs are [***] under the Collaboration) working on the Collaboration as described in EXHIBIT D. "Support Costs" include wages and other [***] that Portola [***] to pay [***] as described in EXHIBIT D, but exclude [***] or other [***].

            (mm) "TERM" shall have the meaning set forth in Section 13(a).

            (nn) "THIRD PARTY" means any Party other than Portola, Cytokinetics or their respective Affiliates.

      2. COLLABORATION.

            (a) GENERAL. The Parties shall conduct the Collaboration in accordance with the Research Plan and the terms and conditions of this Agreement. The goal of the Collaboration is for the Parties to conduct research described in the Research Plan including studies examining [***], [***], [***], and [***] associated with products being developed pursuant to the Cytokinetics Research and Development Programs.

            (b) RESEARCH COMMITTEE. The Parties shall form a joint research committee initially consisting of two (2) representatives designated by each Party (the "Research Committee"). The initial Research Committee representatives shall be [***] and [***] representing Cytokinetics and [***] and [***] representing Portola. By mutual written agreement, the Parties may each add an equal number of representatives to the Research Committee in response to the Parties needing any additional expertise to perform their activities

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                                       5.

under the Research Plan. Notwithstanding anything to the contrary herein, Cytokinetics may, at its sole discretion, designate additional representatives of Cytokinetics that may attend and participate in Research Committee meetings. Each Party may replace its Research Committee representatives at any time upon written notice to the other Party. Such representatives shall serve as the primary contacts for their Party with regard to matters relating to the Collaboration. The Research Committee shall provide a forum for the exchange of information between the Parties regarding the progress of the Collaboration and shall promote and facilitate communications between the Parties. The Research Committee shall meet regularly, but not less than once each calendar month, and at such times as shall be mutually agreed upon by the Parties. Each Research Committee meeting shall be held in person at the Licensed Premises or at Cytokinetics. Each Party's representatives of the Research Committee shall collectively have one (1) vote on all matters to be decided by the Research Committee, and with respect to matters regarding design of studies or direction of research under the Collaboration for which the Research Committee is not able to reach a unanimous decision, Cytokinetics will have the right, which it may exercise in its sole discretion, to make the final decision on such matter. With respect to matters regarding the allocation of resources and use of the Lab Space for which the Research Committee is not able to reach a unanimous decision, Portola will have the right, which it may exercise in its sole discretion (subject to Section 3), to make the final decision on such matter. Cytokinetics shall bear all expenses of the representatives on the Research Committee related to their participation on the Research Committee and attendance at Research Committee meetings in accordance with Section 4(b). The Research Committee shall not amend or waive compliance with this Agreement.

            (c) RESEARCH PLAN. The Research Plan for the Term is set forth in EXHIBIT E. If the Parties extend the Term, the Research Committee shall revise the Research Plan by mutual written agreement of its representatives to account for any changes to the Collaboration for the coming year, consistent with this
Section 2(c). The Research Committee may also revise the Research Plan during the Term if the Research Committee determines in good faith that the goals of the Research Plan are either being exceeded or are not being met. The Research Plan will include activities that relate to the Cytokinetics Research and Development Programs. In no event shall the Research Plan include any activities that are included within the Portola Drug Development Programs. If the terms of the Research Plan create any ambiguities with, or conflict with, the terms of this Agreement, then the terms of this Agreement shall govern.

            (d) SCOPE OF SERVICES.

                  (i) Subject to the terms of this Agreement, Portola will provide Cytokinetics with laboratory space for [***] ([***]) Cytokinetics Personnel for the conduct of ongoing [***] work pursuant to the Cytokinetics Research and Development Programs as set forth in Section 3 below. Such work includes: (A) studies in which [***] and [***] measurements in [***] are made;
(B) studies on [***] and [***]; (C) studies on [***]; and (D) studies on [***] and [***] using [***] to measure [***].

                  (ii) Subject to the terms of this Agreement, Portola will: (A) provide Cytokinetics with [***], [***] and related support for the [***] required for the studies described in Section 2(d)(i); and (B) make available to the Cytokinetics Personnel the appropriate rooms

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                                       6.
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within Portola's [***] facility in the Master Premises for the conduct of [***]
with [***] as described in Section 3 below.

                  (iii) Subject to the terms of this Agreement, Portola agrees, and shall ensure that the Portola Personnel complete diligently the obligations of Portola as set forth in the Research Plan in accordance with the specifications and timeframe specified therein; provided, however, that the aggregate efforts of Portola Personnel under this Agreement shall not exceed an average of [***] ([***]) FTEs per three (3) month period without the prior written agreement of the Parties. If Portola can reasonably demonstrate to Cytokinetics that the aggregate efforts of Portola Personnel under this Agreement has exceeded an average of [***] ([***]) FTEs in a given quarter, the Research Committee shall reasonably adjust the Research Plan to bring the average number of Portola FTEs within the average of [***] ([***]) FTEs (for such quarter and the subsequent quarter). As determined by the Research Committee, certain Portola Personnel will attend and participate in various meetings at Cytokinetics. Initially such Portola Personnel shall be limited to [***] and [***]. Portola Personnel will report the results of their efforts under the Collaboration to Cytokinetics in a timely manner using a mutually agreed reporting format. In connection with the services performed hereunder, Portola shall ensure that the Portola Personnel who perform such services shall maintain laboratory notebooks, records and data ("Records") in accordance with good laboratory and research practices. All Records shall be the sole property of Cytokinetics, and shall be treated in all respects as Cytokinetics Information, as provided for in Article 7. All Records shall be delivered to Cytokinetics upon expiration or termination of this Agreement as provided for in
Article 14.

                  (iv) Portola shall not assign, delegate, or subcontract any of the services under this Agreement without the prior written approval of Cytokinetics. Any such approval shall not relieve Portola of its obligations under this Agreement.

                  (v) During the Term, Portola shall not, and shall ensure that the Portola Personnel shall not, conduct the services under this Agreement in conjunction with any other services being conducted by Portola that would (a) conflict with any of the provisions of this Agreement, or (b) preclude Portola from complying with the provisions hereof.

                  (vi) PORTOLA'S PERFORMANCE OF THE COLLABORATION IS PROVIDED WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF SUCCESS OR THAT THE [***] OF [***] WILL NOT [***] OR [***] ANY [***] OR OTHER [***] OF ANY [***].

                  (vii) Portola shall perform all of its obligations under the Sublease (provided that the Sublease has not terminated due to Millennium's default of the Sublease or the Master Lease) and shall not terminate or take any action which could give rise to the right of Millennium to terminate the Sublease, amend or waive any provision under the Sublease or make any elections, exercise any right or remedy or give any approval under the Sublease that could result in a substantial interference with Cytokinetics' use of the Licensed Premises or Portola's performance of its obligations under this Agreement or materially increase Cytokinetics'


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                                       7.
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obligations or decrease Cytokinetics' rights under this Agreement without, in each instance, Cytokinetics' prior written consent.

                  (viii) Portola represents and warrants that: (a) the Sublease is in full force and effect, and, to its knowledge, there exists under the Sublease no default or event of default by either Millennium or Portola, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default; and (b) the copy of the Sublease attached to this Agreement is a true, correct and complete copy of the Sublease.

      3. LICENSES.

            (a) Portola hereby grants to Cytokinetics, subject to the terms and conditions of this Agreement: (i) a license in and to a portion of the Master Premises consisting of approximately six hundred fifty (650) square feet of laboratory space in Room G114 and G117 of the Master Premises (the "EXCLUSIVE SPACE"); (ii) the right to use the [***] facility located within Rooms G127, G129, G130, G131, G132, G134, G135, G136, G137, G138, G139, G141, G142, G143,
G144, G145, G146, G147, G148, G149, G150, G151, G152, G153, G154, G155 of the
Master Premises (collectively the "LAB SPACE"); (iii) a license to use the Common Areas located in the Master Premises to the extent reasonably necessary for Cytokinetics to utilize the Exclusive Space and the Lab Space; (iv) the right of ingress to and egress from the Master Premises along existing driveways, roads or paths; and (v) the right to use the Personal Property. The Exclusive Space, the Lab Space and the Common Areas shall be collectively the "LICENSED PREMISES". The Exclusive Space and the Lab Space are each depicted on EXHIBIT B attached hereto and incorporated herein by this reference. Cytokinetics' licenses and rights described in Sections 3(a)(ii)-(v) shall be non-exclusive; provided, however, that Cytokinetics' license in Section 3(a)(i) shall be exclusive to the extent Portola is able to provide exclusivity under the Sublease. Portola shall provide electricity, water, heating, ventilating and air conditioning to the Licensed Premises at the levels required for the uses permitted herein.

            (b) Cytokinetics hereby expressly acknowledges and agrees to the following: (i) the Licensed Premises shall not be used by Cytokinetics for any purpose other than as allowed under the stricter of this Agreement or the Sublease, and that Cytokinetics shall use the Licensed Premises in full compliance with the restrictions of the stricter of this Agreement or the Sublease; (ii) Cytokinetics Personnel shall not enter any portion of the Master Premises other than the Licensed Premises; (iii) Portola shall have priority access to, and use of, the Lab Space, and Cytokinetics shall have access to the Lab Space on an "as available" basis, provided that Portola shall use reasonable efforts to accommodate Cytokinetics' need for such Lab Space and Cytokinetics shall have the right to use the portions of the Lab Space designated by Cytokinetics not less than fifteen (15) full business days each calendar quarter; (iv) Cytokinetics has no right, title or interest in or to any of the Licensed Premises other than as expressly set forth herein and that the license hereby granted does not grant an estate in the Licensed Premises; (v) Cytokinetics shall not allow more than [***] ([***]) Cytokinetics Personnel in the Licensed Premises at any single time; and (vi) Cytokinetics shall allow only Cytokinetics Personnel into the Licensed Premises and shall not allow any invitees into the Licensed Premises without prior notice to Portola. Portola shall not enter, and shall prevent its employees, agents and contractors from entering, the Exclusive Space except as required to perform its obligations under this

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                                       8.

Agreement as provided herein or except as required under the Sublease. Portola, except in the case of emergency or except as required under the Sublease, shall provide Cytokinetics with one (1) business day notice prior to entry of the Exclusive Space. Portola shall use commercially reasonable efforts so that any entry by Portola: (x) shall not impair Cytokinetics' operations more than reasonably necessary; and (y) shall comply with Cytokinetics' reasonable security measures.

            (c) Cytokinetics may use the Exclusive Space twenty-four (24) hours per day, seven (7) days per week. Cytokinetics may use the Lab Space from 8:00 am until 6:00 pm, Monday through Friday (collectively, "Business Hours") without Portola's prior permission. Cytokinetics may only use the Lab Space outside Business Hours with Portola's prior verbal or written permission, which permission shall not be unreasonably withheld or delayed. Cytokinetics agrees that the use of the Licensed Premises by Cytokinetics Personnel shall not interfere with Portola's use of the Master Premises (other than the Exclusive Space and reasonable interference caused by Cytokinetics' use of the balance of the Licensed Premises in accordance with this Agreement) or any other tenant's use of the Master Premises (other than the Exclusive Space and reasonable interference caused by Cytokinetics' use of the balance of the Licensed Premises in accordance with this Agreement).

            (d) The licenses granted herein for Cytokinetics' use of the Licensed Premises shall be subject to commercially reasonable rules and regulations as may be imposed by Portola from time to time for the joint use of the Master Premises or for purposes of safety, security and protection of proprietary information. The current rules and regulations are attached hereto as EXHIBIT C. Notwithstanding the foregoing, Cytokinetics shall not be required to comply with any new rule or regulation unless the same applies non-discriminatorily to all occupants of the Master Premises, does not unreasonably interfere with Cytokinetics' use of the Licensed Premises and does not materially increase the obligations or decrease the rights of Cytokinetics under this Agreement.

            (e) During the term of this Agreement, Cytokinetics shall not make any alterations or improvements to the Licensed Premises or the Master Premises without the prior written consent of Portola, which consent may be withheld in Portola's sole and absolute discretion. Notwithstanding the foregoing, Cytokinetics shall have the right to install data and telecommunications cabling and the Cytokinetics Equipment subject to the reasonable approval of Portola and to the terms and conditions of the Sublease.

            (f) Cytokinetics shall appoint [***] to act as its "COLLABORATION MANAGER". The Collaboration Manager shall ensure that the terms of this Agreement are communicated to, explained and understood by, and complied with by all Cytokinetics Personnel. In addition, the Collaboration Manager shall monitor and manage the manner and level of usage of Portola resources by Cytokinetics, including the additional services set forth in Section 4(b) below. The Collaboration Manager will be Portola's point of contact at Cytokinetics with whom Portola shall communicate any concerns with respect to Cytokinetics' obligations under this Agreement. Cytokinetics may replace its Collaboration Manager at any time upon written notice to Portola. The Research Committee representatives representing Portola shall meet regularly, but not less than once each week, and at such times as shall be

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                                       9.

mutually agreed upon by the Parties, with the Collaboration Manager at the Licensed Premises or at Cytokinetics.

            (g) Notwithstanding anything to the contrary contained herein, neither Party shall have any obligation under this Agreement unless and until the consent of the Landlord (as defined in the Master Lease) or Millennium Pharmaceuticals, Inc., if required, in form reasonable satisfactory to Cytokinetics (which form shall include a waiver of subrogation in favor of Cytokinetics) shall have been obtained in accordance with the Sublease. Portola shall use commercially reasonable efforts to obtain such consents as soon as reasonably practicable. If Portola fails to obtain such consents within thirty
(30) days after execution of this Agreement by Cytokinetics, then either Party may terminate this Agreement by giving the other Party written notice thereof.

      4. LICENSE FEES AND COSTS.

            (a) Following each month of the Term, Portola shall invoice Cytokinetics for the applicable Space Costs, Support Costs, General Lab Operating Costs, Maintenance and Administration Costs, General [***] Purchases, [***] Costs, Direct Cytokinetics Costs and Additional Costs for such month. The Space Costs, General [***] Purchases, Support Costs, General Lab Operating Costs, Maintenance and Administration Costs, [***] Costs and Additional Costs are collectively referred to throughout this Agreement as the "LICENSE FEE". Cytokinetics shall pay to Portola the License Fee and Direct Cytokinetics Costs set forth in each such correct invoice on a monthly basis within thirty (30) days of its receipt thereof or the end of the applicable month, whichever is later; provided, however, that Cytokinetics shall not be required to pay Portola any License Fees for a given calendar quarter in excess of [***] percent ([***]%) of the amounts specified for the given calendar quarter in the spreadsheets attached to EXHIBIT D without the prior written consent of Cytokinetics. Cytokinetics shall have the right at its expense, exercisable upon reasonable prior written notice to Portola, on a quarterly basis, and in any event on or after [***], to inspect at Portola's office during normal business hours Portola's records as they relate to the costs comprising the License Fee and Direct Cytokinetics Costs. Portola shall refund to Cytokinetics any overpayment identified by such inspection within thirty (30) days of request by Cytokinetics. A complete breakdown of the License Fee is set forth on EXHIBIT D attached hereto and incorporated herein by this reference. Cytokinetics acknowledges and agrees that fees for some components of the License Fee are variable and may be adjusted from time to time with prior written consent from Cytokinetics. The License Fee and Direct Cytokinetics Costs shall be payable, without demand (other than the invoice described in this Section 4) or offset, in lawful money of the United States. If this Agreement terminates or expires on any date which is not the first day of a calendar month, the License Fee payable for such month shall be prorated based on the number of days in the applicable calendar month. Any expenditure included in the License Fee shall be limited to the lesser of the actual amount incurred or the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by Cytokinetics. Notwithstanding anything to the contrary herein, if all or any part of the Licensed Premises or the Personal Property should become not reasonably suitable for Cytokinetics' use as a consequence of casualty, cessation of utilities or other services, interference with access to the Licensed Premises, legal restrictions or the presence of any Hazardous Material which does

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                                      10.
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   not result from Cytokinetics' release or emission of such Hazardous Material, and in any of the foregoing cases the interference with Cytokinetics' use of the Licensed Premises or the Personal Property persists for three (3) days, then Cytokinetics shall be entitled to an equitable abatement of the License Fee to the extent of the interference.

At the costs set forth in EXHIBIT D, Portola agrees to provide to Cytokinetics the following services in connection with activities performed pursuant to the Agreement ("Additional Services"):

                  (i) Shipping and receiving.

                  (ii) Glass washing and sterilization, if needed, up to a maximum of sixteen (16) hours each month.

                  (iii) Procuring, managing and storing in compliance with Hazardous Materials Law: (1) [***], [***], and [***] as required by the Collaboration; (2) [***] (including 5% [***] and [***], and 100% [***]) as required by the Collaboration; and (3) all materials used by Portola Personnel in connection with the Collaboration including those listed on EXHIBIT G.

                  (iv) Compliance with all aspects of a hazardous waste management program to address waste Hazardous Materials generated as a result of the Collaboration.

                  (v) Collection, storage, and disposal of all waste Hazardous Materials generated as a result of the Collaboration in compliance with all Hazardous Materials Laws.

                  (vi) Occupational health and safety training to Cytokinetics Personnel and Portola Personnel as required by Hazardous Materials Laws in connection with the Collaboration, including but not limited to hazard communication training, radiation training, injury illness and prevention, biohazard training, respiratory protection training, and California Safe Drinking Water and Toxic Enforcement Act (Proposition 65) training.

                  (vii) Facilities support, including repair and maintenance of the Personal Property, water systems, HVAC and electrical systems, up to a maximum of ten (10) hours each month.

                  (viii) Access and use of telephone system.

                  (ix) Building security services.

            (b) Cytokinetics shall promptly reimburse Portola for all identifiable and direct out-of-pocket business expenses (including without limitation costs of travel, lodging, and meals) actually incurred by the Portola Personnel for services not otherwise covered by this Agreement, so long as such expenses are reasonable and requested by Cytokinetics in writing. Portola shall maintain adequate books and records relating to any such expenses to be reimbursed and shall submit requests for reimbursement within thirty (30) days and in a form acceptable to Cytokinetics.

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                                      11.
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            (c) Upon the Effective Date, Cytokinetics shall pay Portola the amount of $[***] as an upfront fee for all invoices owed to Portola by Cytokinetics for Portola's participation in the Collaboration from December 1, 2003 up through the Effective Date. For any invoices owed to Portola by Cytokinetics under this Agreement after the Effective Date, Cytokinetics will pay Portola a late payment fee of [***] percent ([***]%) per month for any invoice that is thirty (30) days past due.

      5. INTELLECTUAL PROPERTY AND INVENTIONS.

            (a) EXISTING PROPRIETARY RIGHTS.

                  (i) CYTOKINETICS TECHNOLOGY. Portola agrees and acknowledges that Portola shall acquire no rights of any kind whatsoever with respect to any patents, copyrights, trademarks, trade secrets or other proprietary rights of Cytokinetics existing as of December 1, 2003 as a result of Portola's performance under this Agreement or otherwise, except for a nonexclusive right of Portola to utilize such proprietary rights of Cytokinetics for the sole purpose of, and to the extent necessary for, performing the Research Plan during the Term.

                  (ii) PORTOLA TECHNOLOGY. Cytokinetics agrees and acknowledges that Cytokinetics shall acquire no rights of any kind whatsoever with respect to any patents, copyrights, trademarks, trade secrets, know-how or other proprietary rights of Portola existing as of December 1, 2003 as a result of Cytokinetics' performance under this Agreement or otherwise, except for the nonexclusive Background License set forth in this Section 5(a)(ii). Portola hereby grants to Cytokinetics a worldwide, transferable, royalty-free, irrevocable, perpetual license (with the right to grant and authorize sublicenses) under the Background Technology to make, use, have made, sell, offer for sale, import, reproduce, prepare derivative works of, or otherwise to practice, exploit and commercialize products that arise out of the performance of the Cytokinetics Research and Development Programs (the "Background License"). "Background Technology" means: (1) (a) the information, know-how, methods, and technologies, and modifications thereof, and all intellectual property rights therein, that are Controlled by Portola either as of December 1, 2003, or Controlled thereafter at any time during the Term, that are necessary for and either actually disclosed by Portola pursuant to, or used by Portola in performing under, the Research Plan; and (2) to the extent not otherwise included in (1), the Portola Inventions. For avoidance of doubt, Background Technology shall be Portola Information, which Cytokinetics may disclose to the extent necessary to practice the Background License and otherwise as permitted in Section 7.

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                                      12.

            (b) INVENTIONS UNDER THIS AGREEMENT.

                  (i) GENERAL PRINCIPLES. Cytokinetics shall own all right, title and interest in and to any and all inventions, works of authorship, ideas or information developed, created or conceived in the course of the performance of the Research Plan that are not Portola Inventions, and all intellectual property rights therein ("Inventions"). Portola shall own all right, title and interest in all Portola Inventions (as defined below). "Portola Inventions" means any and all inventions, works of authorship, ideas or information developed, created, or conceived by Portola Personnel, with or without Cytokinetics assistance or contribution, in the course of the performance of the Research Plan that are necessary to perform [***], [***] or [***] in the [***] performed pursuant to the Research Plan.

                  (ii) INVENTIONS RELATING TO CYTOKINETICS RESEARCH AND DEVELOPMENT PROGRAMS. Portola shall and hereby does assign to Cytokinetics all of Portola's right, title and interest in and to all Inventions. Cytokinetics shall and hereby does assign to Portola all of Cytokinetics' right, title and interest in and to all Portola Inventions.

                  (iii) PATENT FILING AND PROSECUTION. Cytokinetics shall have the right, but not the obligation, to file, prosecute and maintain patent applications and patents on all Inventions. Portola shall have the right, but not the obligation, to file, prosecute and maintain patent applications and patents on all Portola Inventions. Portola will not file, under any circumstances, a patent application in any country in the world claiming any composition of matter, use, formulation, synthetic procedure, manufacturing procedure or method of administration that is Cytokinetics Information and/or Cytokinetics Materials without Cytokinetics' prior written consent. Cytokinetics will not file, under any circumstances, a patent application in any country in the world claiming any composition of matter, use, formulation, synthetic procedure, manufacturing procedure or method that is Portola Information without Portola's prior written consent.

            (c) FURTHER ACTS. Each Party shall perform such additional actions necessary to affect the intent of Section 5(b), and shall reasonably cooperate with the other Party in doing so.

      6. CYTOKINETICS MATERIALS.

            (a) Cytokinetics will transfer to Portola reasonable quantities of any materials to be tested and/or utilized under the Research Plan, and such additional materials as Cytokinetics and Portola may from time-to-time agree during the Term (such materials, together with any derivatives, progeny, or improvements developed therefrom, and any combination of the foregoing with other substances, referred to as "Cytokinetics Materials") for the sole purpose of performing the Research Plan.

            (b) Cytokinetics shall retain all right, title and interest in and to the Cytokinetics Materials, except for the sole purposes of, and to the extent necessary for Portola Personnel to perform the Research Plan during the Term. Nothing herein shall be construed (i) to prevent Cytokinetics at any time from using or disclosing the Cytokinetics Materials, (ii) as a grant by Cytokinetics to Portola of any license, joint venture, partnership or other

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

ownership interest in or to the Cytokinetics Materials, or (iii) to obligate Cytokinetics to enter into any further agreement with Portola relating to the Cytokinetics Materials.

            (c) The Cytokinetics Materials shall be used only for the conduct of the services under the Agreement, and not for any other study or purpose without the prior written consent of Cytokinetics. Portola agrees to retain control over the Cytokinetics Materials and not to transfer Cytokinetics Materials to any other person or entity other than those working on the services under the Agreement, without the prior written consent of Cytokinetics. Under no circumstances shall Portola undertake any efforts (including but not limited to NMR, UV, IR, x-ray crystallography and mass spectroscopy and similar analyses) to ascertain the structure of any Cytokinetics Materials provided hereunder without the prior written consent of Cytokinetics. Portola shall not reverse engineer, disassemble or decompile any Cytokinetics Materials or any other composition, software or other items which are provided to Portola in connection with the Cytokinetics Materials.

            (d) The Cytokinetics Materials will be used only in vitro or in [***], and not for human clinical testing. Any [***] any of the Cytokinetics Materials in the course of investigations or products derived from such [***] will not be used for [***] purposes at any time.

            (e) Portola acknowledges that the Cytokinetics Materials are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of Cytokinetics Materials. Portola acknowledges that all services conducted utilizing the Cytokinetics Materials will be conducted under suitable containment conditions and in accordance with existing laws and regulations including Hazardous Materials Laws.

            (f) Any and all unused Cytokinetics Materials will promptly be returned to Cytokinetics upon request.

            (g) The Cytokinetics Materials are being made available in order to conduct further research concerning them. THE CYTOKINETICS MATERIALS BEING SUPPLIED UNDER THIS AGREEMENT ARE BEING SUPPLIED "AS IS", WITH NO WARRANTIES, EXPRESS OR IMPLIED, AND CYTOKINETICS EXPRESSLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. Cytokinetics disclaims all representations that use of Cytokinetics Materials by Portola will not infringe any patent or other proprietary right of any third party.

      7. CONFIDENTIALITY.

            (a) PORTOLA INFORMATION. The Parties acknowledge that, in the course of the Collaboration at the Licensed Facilities, Cytokinetics and Cytokinetics Personnel may receive, observe, and otherwise have access to Portola Information. Cytokinetics and Portola agree to use commercially reasonable efforts to limit the extent to which Cytokinetics Personnel have access to Portola Information, but the Parties acknowledge and agree that Cytokinetics

                                      14.

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

Personnel may obtain such information in good faith by reason of the Parties' activities under this Agreement. For purposes of this Agreement the term "Portola Information" means any information disclosed to Cytokinetics by or on behalf of Portola or its Affiliates (including any such information disclosed in the course of the Parties' participation in the Collaboration from December 1, 2003 up through the Effective Date), either directly or indirectly in writing, graphically, electronically, orally or by inspection of tangible objects, including without limitation any compound, extract, media, vector, gene, protein, sequence, cell, cell line, formulation, sample or other composition, including any structural information and/or any methods of synthesis relating to the foregoing; any assay, procedure, algorithm, software program, discovery, Portola Invention, model, formula, data, result, idea or technique; any trade secret, trade dress, copyright, patent or other intellectual property right, or any registration or application therefor, or materials relating thereto; and any information relating to any of the foregoing or to any research, development, purchasing, manufacturing, engineering, marketing, servicing, sales, financing, legal or other business or corporate financial activities or to any present or future products, design details and specifications, prices, plans, forecasts, suppliers, clients, customers, employees, consultants or investors. Portola Information also includes, without limitation, any information that Portola discloses to Cytokinetics that Portola has received from a Third Party which Portola is obligated to treat as confidential or proprietary. For clarity, Portola Inventions shall be deemed Portola Information.

Specific aspects or details of Portola Information will not be deemed to be within the public knowledge or in the prior possession of Cytokinetics merely because the aspects or details of the Portola Information are embraced by general disclosures in the public domain or in the prior possession of Cytokinetics. In addition, any combination of Portola Information will not be considered in the public knowledge or in the prior possession of Cytokinetics merely because individual elements thereof are in the public domain or in the prior possession of Cytokinetics, unless the combination are in the public knowledge or in the prior possession of Cytokinetics.

                  (i) CONFIDENTIALITY AND NON-USE OBLIGATIONS. Cytokinetics shall hold all Portola Information in strict confidence and shall not disclose or otherwise make available Portola Information to any Third Party except Cytokinetics' collaborators or bona fide potential collaborators who are bound by written agreement providing an obligation of confidentiality thereto and restriction on use and disclosure thereof commensurate in scope with those provided in this Agreement, and Cytokinetics shall restrict access to Portola Information to those Cytokinetics Personnel who have a need to know such information in order to exercise Cytokinetics' rights and to perform Cytokinetics' obligations under this Agreement. Cytokinetics shall not use, reproduce, or exploit Portola Information for any purpose other than for exercising its rights and performing its obligations under this Agreement. Except for the license granted in Section 5 of this Agreement, Cytokinetics shall have no right, title, or interest of any nature in any Portola Information. Cytokinetics shall not have any obligations under this Agreement with respect to any portion of the Portola Information for which Cytokinetics can demonstrate by competent written proof: (a) is now, or hereafter becomes, through no act or failure to act on the part of Cytokinetics, generally known or available in the public domain; (b) is known by Cytokinetics at the time of receiving such information, from Portola hereunder; (c) is hereafter furnished to Cytokinetics by a Third Party who does not have an obligation to Portola with respect thereto; (d) is independently developed by or on behalf of Cytokinetics without the

                                      15.

aid, use or application of Portola Information; or (e) is the subject of a written permission to disclose provided by Portola. Notwithstanding anything to the contrary herein, upon Portola's consent, which shall not be unreasonably withheld or delayed, Cytokinetics may disclose the Portola Information, including Portola Inventions as it deems, in its sole discretion, necessary to file patent applications in any country in the world claiming composition of matter, use, formulation, synthetic procedure, manufacturing procedure or method that is an Invention hereunder.

                  (ii) FURTHER OBLIGATIONS. Cytokinetics shall ensure that all Cytokinetics Personnel who work at the Licensed Premises or who shall otherwise receive disclosure of Portola Information have signed nondisclosure agreements with confidentiality and non-use provisions at least as restrictive as those in this Agreement.

                  (iii) PERMITTED USES. Notwithstanding any other provision of this Agreement, disclosure of Portola Information shall not be precluded to the extent such disclosure:

                        (1) is in response to a valid order of a court or other governmental body of a country or any political subdivision thereof; provided, however, that Cytokinetics shall first have given notice to Portola and shall have made a reasonable effort to obtain a protective order requiring that the Portola Information so disclosed be used only for the purposes for which the order was issued;

                        (2) is otherwise required by law or regulation; provided that Cytokinetics shall give notice to Portola and shall make a reasonable effort to obtain a protective order requiring that the Portola Information so disclosed be used only for the purposes for which the law or regulation required; or

                        (3) is otherwise necessary to establish rights or enforce obligations under Article 5 of this Agreement, but only to the extent that any such disclosure is necessary for such purpose.

                  (b) CYTOKINETICS INFORMATION. The Parties acknowledge that, in the course of the Collaboration, Portola and Portola Personnel may receive, observe, and otherwise have access to Cytokinetics Information. For purposes of this Agreement the term "Cytokinetics Information" means any information disclosed to Portola by or on behalf of Cytokinetics (including any such information disclosed in the course of the Parties' participation in the Collaboration from December 1, 2003 up through the Effective Date), either directly or indirectly in writing, graphically, electronically, orally or by inspection of tangible objects, or which Portola generates in the performance of the Research Plan on behalf of Cytokinetics under this Agreement, including without limitation any compound, extract, media, vector, gene, protein, sequence, cell, cell line, formulation, sample or other composition, including any structural information and/or any methods of synthesis relating to the foregoing; any assay, procedure, algorithm, software program, discovery, Inventions, model, formula, data, result, idea or technique; any trade secret, trade dress, copyright, patent or other intellectual property right, or any registration or application therefor, or materials relating thereto; and any information relating to any of the foregoing or to any research, development, purchasing, manufacturing,

                                      16.

engineering, marketing, servicing, sales, financing, legal or other business or corporate financial activities or to any present or future products, design details and specifications, prices, plans, forecasts, suppliers, clients, customers, employees, consultants or investors. Cytokinetics Information also includes, without limitation, any information disclosed by Cytokinetics to Portola that Cytokinetics has received from a Third Party which Cytokinetics is obligated to treat as confidential or proprietary. For clarity, any data, methods, results, conclusions, information and/or other deliverables made, conceived, reduced to practice or otherwise generated in connection with the performance of the Research Plan under this Agreement, whether solely by Cytokinetics, jointly by Cytokinetics and Portola Personnel, or solely by the Portola Personnel, that are not Portola Inventions, shall be deemed Cytokinetics Information.

                  (i) CONFIDENTIALITY AND NON-USE OBLIGATIONS. Portola shall hold all Cytokinetics Information in strict confidence and shall not disclose or otherwise make available Cytokinetics Information to any Third Party, and Portola shall restrict access to Cytokinetics Information to those of its employees who have a need to know such information in order to perform the services under this Agreement. Portola shall not use, reproduce, or exploit Cytokinetics Information for any purpose other than exercising its rights and performing its obligations under this Agreement; otherwise, Portola shall have no right, title, or interest of any nature in any Cytokinetics Information. Portola shall not have any obligations under this Agreement with respect to any portion of the Cytokinetics Information for which Portola can demonstrate by competent written proof: (a) is now, or hereafter becomes, through no act or failure to act on the part of Portola, generally known or available in the public domain; (b) is known by Portola at the time of receiving such information, from Cytokinetics hereunder; (c) is hereafter furnished to Portola by a Third Party who does not have an obligation to Cytokinetics with respect thereto; (d) is independently developed by or on behalf of Portola without the aid, use or application of Cytokinetics Information; or (e) is the subject of a written permission to disclose provided by Cytokinetics.

Specific aspects or details of Cytokinetics Information will not be deemed to be within the public knowledge or in the prior possession of Portola merely because the aspects or details of the Cytokinetics Information are embraced by general disclosures in the public domain or in the prior possession of Portola. In addition, any combination of Cytokinetics Information will not be considered in the public knowledge or in the prior possession of Portola merely because individual elements thereof are in the public domain or in the prior possession of Portola, unless the combination are in the public knowledge or in the prior possession of Portola. With respect to Cytokinetics Information which arises under the Research Plan, Portola must establish that the exception (b) applies by virtue of written documentation that Portola receives or obtains from a Third Party rather than in reliance on its own internally generated written documentation.

                  (ii) FURTHER OBLIGATIONS. Portola shall ensure that each Portola Personnel who performs work at the Licensed Premises pursuant to the Collaboration or shall otherwise receive disclosure of Cytokinetics Information has signed nondisclosure agreements with confidentiality and non-use provisions at least as restrictive as those in this Agreement.

                  (iii) PERMITTED USES. Notwithstanding any other provision of this Agreement, disclosure of Cytokinetics Information shall not be precluded to the extent such disclosure:

                                      17.

                        (1) is in response to a valid order of a court or other governmental body of a country or any political subdivision thereof; provided, however, that Portola shall first have given notice to Cytokinetics and shall have made a reasonable effort to obtain a protective order requiring that the Cytokinetics Information so disclosed be used only for the purposes for which the order was issued;

                        (2) is otherwise required by law or regulation; provided that Portola shall give notice to Cytokinetics and shall make a reasonable effort to obtain a protective order requiring that the Cytokinetics Information so disclosed be used only for the purposes for which the law or regulation required; or

                        (3) is otherwise necessary to establish rights or enforce obligations under Article 5 of this Agreement, but only to the extent that any such disclosure is necessary for such purpose.

            (c) PERMITTED DISCLOSURES. Notwithstanding anything to the contrary, the confidentiality obligations contained in this Article 7 shall not apply to any Portola Information or Cytokinetics Information (collectively, the "Confidential Information") disclosed by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") solely to the extent that the Receiving Party is required either to disclose such Confidential Information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or to disclose Confidential Information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the Receiving Party shall, to the extent it may legally do so, provide written notice thereof to the Disclosing Party and reasonable opportunity to object to any such disclosure or to request confidential treatment thereof, and shall use reasonable efforts to secure confidential treatment of or a protective order for the Confidential Information so required to be disclosed.

      8. COMPLIANCE WITH PERMITS; HAZARDOUS MATERIALS.

            (a) Cytokinetics shall comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals held by Portola with respect to its use of the Licensed Premises, including those covering [***] use and the discharge of appropriately treated materials or wastes into or through any sanitary or storm sewer serving the Master Premises. Cytokinetics will not cause any Hazardous Materials to be brought upon, kept or used in or about the Licensed Premises by Cytokinetics Personnel, except for those listed on EXHIBIT F or other materials commonly used in connection with the business operations allowed by this Agreement and conducted on the Licensed Premises and then, in full compliance with Hazardous Materials Laws and the Sublease. Cytokinetics agrees to promptly notify Portola of the amount and type of any Hazardous Materials other than those used on EXHIBIT F to be brought upon, kept or used in or about the Licensed Premises by Cytokinetics.

            (b) Notwithstanding the foregoing, if Hazardous Materials are discharged or released by Cytokinetics Personnel in violation of Hazardous Materials Laws, then Cytokinetics shall indemnify, defend (with counsel approved by Portola) and hold Portola harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses which arise during or after the term of this Agreement as a result of such

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discharge or release. If Cytokinetics or Cytokinetics Personnel release
Hazardous Materials in violation of Hazardous Materials Laws, Cytokinetics will promptly take all actions at its sole cost and expense to the extent required by Hazardous Materials Laws to either (i) cause any and all such Hazardous Materials to be removed from the Licensed Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and waste, except as discharged into the sanitary or storm sewer in strict accordance and conformity with all applicable Hazardous Materials Laws or
(ii) handle, treat, use, store, deal with and manage any and all such Hazardous Materials in, on, under or about the Licensed Premises in compliance with all applicable Hazardous Materials Laws. Upon expiration or earlier termination of this Agreement, to the extent required by Hazardous Materials Laws, Cytokinetics will cause all Hazardous Materials placed on, under or about the Licensed Premises by Cytokinetics Personnel to be removed and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws.

            (c) Portola represents that it has obtained and will continue to maintain all required governmental permits and licenses to perform all activities anticipated to be performed pursuant to the Collaboration, including to use, store, handle and dispose of Hazardous Materials as may be necessary to perform such activities hereunder. Portola shall at all times perform all of its obligations under this Agreement in full compliance with all Hazardous Materials Laws, including applicable permits and licenses and shall maintain such permits and licenses in place at all times throughout the Term. Portola shall be responsible for posting any notices required pursuant to the California Safe Drinking Water and Toxic Enforcement Act (Proposition 65).

            (d) To Portola's knowledge (without further duty of inquiry), (i) no Hazardous Material is present on the Master Premises in violation of Hazardous Materials Laws; and (ii) no action, proceeding or claim is pending or threatened regarding the Master Premises concerning any Hazardous Material or pursuant to any Hazardous Materials Law. Under no circumstance shall Cytokinetics be liable for, and Portola shall indemnify, defend (with counsel approved by Cytokinetics), protect and hold harmless Cytokinetics, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, judgments, penalties, fines, liabilities and damages (including attorneys' and consultants' fees) arising out of any Hazardous Material present at any time on or about the Master Premises, or the violation of any Hazardous Materials Laws by Portola Personnel, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Material by Cytokinetics or its agents or employees (which shall in no event be deemed to include Portola Personnel, or Portola's other agents, employees or contractors) in violation of Hazardous Materials Laws.

      9. CONDITION OF LICENSED PREMISES AND PERSONAL PROPERTY.

            (a) CONDITION OF LICENSED PREMISES. Except as expressly set forth herein, Cytokinetics accepts the Licensed Premises in its AS-IS condition with all faults and without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Portola to modify, improve or otherwise prepare the Licensed Premises for Cytokinetics' occupancy. Upon expiration or earlier termination of this Agreement, the Licensed Premises shall be surrendered to Portola in the condition it was on the Effective Date, reasonable wear and tear and damage caused by Portola or casualty or repairs not Cytokinetics responsibility

                                      19.

hereunder excepted. Notwithstanding the foregoing or the provisions of subpart
(b) below, Portola shall deliver possession of the Licensed Premises and the Personal Property to Cytokinetics on the Effective Date in good, broom clean condition, with all building systems serving the Licensed Premises in good working order and in compliance with all laws including Hazardous Materials Laws. Cytokinetics' acceptance of the Licensed Premises or the Personal Property shall not be deemed a waiver of Cytokinetics' right to have defects in the Licensed Premises or the Personal Property repaired at no cost to Cytokinetics. Cytokinetics shall give notice to Portola whenever any such defect becomes reasonably apparent, and Portola shall repair or cause the Landlord to repair such defect as soon as practicable.

            (b) CONDITION OF PERSONAL PROPERTY. Except as expressly set forth herein, Cytokinetics accepts the Personal Property in its AS-IS condition, and Cytokinetics acknowledges and agrees that Portola has made no representation or warranty of any kind, express or implied, with respect to the design, operation or condition of the Personal Property or any part thereof, or its fitness for a particular purpose. Cytokinetics shall take no action that causes any existing warranty covering all or any portion of the Personal Property to be invalidated (other than properly using the Personal Property as permitted under this Agreement), and Cytokinetics agrees to use the Personal Property in a manner so as not to damage the Personal Property throughout the Term hereof. Cytokinetics expressly acknowledges and agrees that Portola shall have priority access to, and use of the Personal Property, and Cytokinetics shall have access to the Personal Property on an "as available" basis, provided that Portola shall use reasonable efforts to accommodate Cytokinetics' need to use such Personal Property and Cytokinetics shall have the right to use the Personal Property currently located in the Exclusive Space or specifically designated for use by Cytokinetics at all times and Cytokinetics shall have the right to use the Personal Property located in the Lab Space as part of Cytokinetics' use of the Lab Space as described in Section 3(b) above. Upon the expiration or earlier termination of this Agreement, the Personal Property shall be surrendered to Portola in its then, as-is condition, damage caused by Cytokinetics excepted. The Personal Property shall remain the property of Portola, and Cytokinetics shall have no right, title or interest therein except the right to use set forth in Section 2(a).

            (c) Cytokinetics shall maintain the Exclusive Space in a neat and orderly condition and shall not damage the Licensed Premises. Except as set forth in the immediately preceding sentence, Portola shall be solely responsible maintaining the Licensed Premises, the Personal Property, and the building systems servicing the Licensed Premises, in good, clean condition and in compliance with all laws, including making or causing the Landlord to make all necessary repairs and replacements.

      10. USE/ALLOCATION OF LIABILITY. Cytokinetics shall be solely responsible for any waste committed with respect to the Licensed Premises or the Master Premises by Cytokinetics or its employees, agents, representatives or affiliates (which shall in no event be deemed to include Portola Personnel or Portola's other agents, employees or contractors). Cytokinetics shall not violate any provision of the Sublease but shall have no responsibility for the obligations of Portola as the tenant thereunder.

      11. INSURANCE AND LIABILITY. During the term of this Agreement, each Party shall, at its own cost and expense, carry commercial general liability insurance with a single combined

                                      20.

liability and property damage limit of at least $[***]. Such insurance shall have customary coverages with exclusions reasonably approved by the other Party to protect the other Party against liability for injury or death to persons and loss or damage to property arising out of or in connection with the use of the license herein granted. Within three (3) days of the Effective Date, each Party shall furnish to the other certificates from its insurance carrier certifying that the above-specified insurance has been fully paid for and is in full force and effect. The amount of such insurance shall not limit the liability of either Party to the other under Article 12 hereof. All liability policies that Cytokinetics is required to be obtained hereunder will show Portola, Millennium and Landlord (as defined in the Master Lease) as additional insureds. All liability policies that Portola is required to be obtained hereunder will show Cytokinetics as an additional insured. All policies shall contain a provision that such policies will not be cancelled or reduced without at least thirty (30) days prior written notice to the other Party. Notwithstanding anything to the contrary herein, the Parties hereto release each other and their respective agents, employees, successors and assignees from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against or which would normally be covered by all risk property insurance, without regard to the negligence or willful misconduct of the entity so released. Each of Portola and Cytokinetics shall promptly inform its insurance carrier of the foregoing release and waiver of subrogation and obtain all required certificates or waivers from such insurance carriers. All of Portola's and Cytokinetics' repair and indemnity obligations under this Agreement shall be subject to the release and waiver contained in this paragraph.

      12. INDEMNITY.

            (a) Cytokinetics agrees to defend (with counsel approved by Portola), indemnify and hold Portola harmless from and against any and all third-party claims, mechanics liens, damages, expenses (including, without limitation, attorneys' fees and charges), suits, losses, liabilities for any death, injury, damage or loss caused by or arising from (i) any negligence or willful acts of Cytokinetics or its agents, officers, representatives or employees; (ii) any breach by Cytokinetics or its agents, officers, representatives or employees of any of its obligations under this Agreement;
(iii) any discharge or release of Hazardous Materials by Cytokinetics or its agents, officers, representatives or employees in violation of Hazardous Materials Laws as described under Section 8(b); provided, however, that nothing in this provision shall render Cytokinetics liable or responsible for any loss or damage to property or for injury, including death, to persons to the extent caused by or arising out of the negligent or willful acts or omissions, breach of this Agreement or violation of laws or permits (including Hazardous Materials
Laws) of Portola, Portola Personnel, or Portola agents, officers, representatives or employees.

            (b) Portola agrees to defend (with counsel approved by Cytokinetics), indemnify and hold Cytokinetics harmless from and against any and all third-party claims, mechanics liens, damages, expenses (including, without limitation, attorneys' fees and charges), suits, losses, liabilities for any death, injury, damage or loss caused by, arising from or connected with (i) any negligence or willful acts of Portola or its agents, officers, representatives or employees; (ii) any breach by Portola or its agents, officers, representatives or employees of any of its obligations under this Agreement;
(iii) any discharge or release of Hazardous Materials by Portola or its agents, officers, representatives or employees or Portola Personnel, including any

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      21.

release or discharge occurring in the course of Portola or its agents, officers, representatives or employees carrying out its obligations under this Agreement;
(iv) Portola's or its agent's, officer's, representative's or employee's or the Portola Personnel's use of the Master Premises; or (v) the exercise of any rights hereunder by Portola or its agents, officers, representatives or employees or any Portola Personnel or visitors; provided, however, that nothing in this provision shall render Portola liable or responsible for any loss or damage to property or for injury, including death, to persons caused solely by or arising solely out of the negligent or willful acts or omissions of Cytokinetics, its agents, officers, representatives or employees (which shall in no event be deemed to include Portola Personnel or Portola's other agents, employees or contractors).

      13. TERM; EXTENSION.

            (a) TERM. The term of this Agreement shall begin on the Effective Date and, subject to Section 13(b), end on [***] (the "TERM").

            (b) EXTENSION. The Parties may extend the Term for one (1) additional year by mutual written agreement not more than [***] ([***]) days before the end of the Term. If either Party notifies the other Party of its interest in extending the Term, both Parties shall negotiate in good faith and use commercially reasonable efforts to reach an agreement on such extension acceptable to each Party during the last [***] ([***]) days of the Term. The extension granted herein is conditioned on Cytokinetics not being in default of this Agreement beyond any applicable cure period at the effective date of such extension.

      14. TERMINATION.

            (a) CASUALTY. If the Master Premises, or any material portion thereof, are damaged or destroyed, Portola may terminate this Agreement by delivering written notice to Cytokinetics of such termination. Such termination shall be effective immediately upon delivery of such notice. If the Licensed Premises, or any material portion thereof, are damaged or destroyed, Cytokinetics may terminate this Agreement by delivering written notice to Portola of such termination. Such termination shall be effective immediately upon delivery of such notice.

            (b) CONDEMNATION. If any portion of the Master Premises is taken or condemned for any public purpose, this Agreement shall terminate as of the effective date of the condemnation or taking. All proceeds from any taking or condemnation referred to in this paragraph shall be the sole property of Portola, and Cytokinetics shall have no right or interest to any portion thereof.

            (c) UNCURED MATERIAL BREACH. In addition to any other remedies that may be available to the non-breaching Party at law or equity, if a Party materially breaches this Agreement, and the breaching Party has not cured such breach within [***] ([***]) days of written notice of such material breach from the non-breaching Party, then the non-breaching Party may terminate this Agreement by delivering a second written notice promptly after expiration of such [***] ([***]) day period. In the event of Cytokinetics' uncured material breach, at the end of such [***] ([***]) day period, Portola shall have the immediate right of re-entry and may remove all persons and property from the Licensed Premises.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                      22.

            (d) TERMINATION RIGHT. This Agreement may be terminated by either Party after [***], without cause, upon [***] ([***]) days written notice to the other Party.

            (e) TERMINATION OF SUBLEASE. This Agreement shall terminate immediately upon a termination of the Sublease.

            (f) EFFECTS OF EXPIRATION OR TERMINATION.

                  (i) NO PREJUDICE. The termination or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration, including any damages arising from any breach hereunder. Such termination or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of the Agreement.

                  (ii) SURRENDER OF LICENSED PREMISES. Upon expiration or earlier termination of this Agreement, Cytokinetics shall surrender the Licensed Premises to Portola in its then, as-is condition (damage by Cytokinetics excepted), and Cytokinetics shall, at its sole cost and expense, remove or cause to be removed all of Cytokinetics' equipment and other installations from the Licensed Premises and repair any damage to the Master Premises caused by such removal. Upon the termination of this Agreement, Cytokinetics shall have no further right to use the Licensed Premises. Upon request by Portola, Cytokinetics shall execute, acknowledge and deliver to Portola an instrument in writing sufficient in Portola's judgment to evidence the expiration or termination of this Agreement and to disclaim any further right of Cytokinetics under this Agreement.

                  (iii) SURVIVAL. The terms and provisions of the following Articles and Sections shall survive any expiration or termination of this
Agreement: Articles 1, 4, 5, 7, 12 and 15; and Sections 6(b)-6(g), 8(b) (solely with respect to claims arising during the Term), 9(b), 13(b) and 14(f).

      15. GENERAL.

            (a) CORPORATE AUTHORITY.

                  (i) Cytokinetics represents and warrants to Portola that Cytokinetics is validly formed and duly authorized and existing, that Cytokinetics is qualified to do business in California, that Cytokinetics has the full right and legal authority to enter into this Agreement and is authorized to execute and deliver this Agreement in accordance with its terms.

                  (ii) Portola represents and warrants to Cytokinetics that Portola is validly formed and duly authorized and existing, that Portola is qualified to do business in California, that Portola has the full right and legal authority to enter into this Agreement is authorized to execute and deliver this Agreement in accordance with its terms.

            (b) NOTICES. Any notice or other communication required or permitted to be delivered to any Party must be in writing and shall be deemed properly delivered, given and

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      23.

received either when delivered by hand, or two (2) business days after being sent by: (i) registered mail; (ii) courier or express delivery service; or (iii) by facsimile; in each case to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other Party):

                  if to Portola:

                       Portola Pharmaceuticals, Inc.
                       270 East Grand Avenue. Suite 22
                       South San Francisco, CA  94080
                       Attention:  Matt Birrell
                       Telephone: 650-246-7424
                       Facsimile: 650-246-7776

                  if to Cytokinetics:

                       Cytokinetics, Inc.
                       280 East Grand Avenue
                       South San Francisco, CA  94080
                       Attention:  Robert Blum
                       Executive Vice President,
                       Finance and Corporate Development
                       Chief Financial Officer
                       Telephone: 650-624-3000
                       Facsimile: 650-624-3010

            (c) GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws that would require the application of any other law).

            (d) TIME. Time is of the essence with respect to the performance of each and every provision of this Agreement in which time of performance is a factor. All references to days or months contained in this Agreement shall be deemed to mean calendar days or calendar months unless otherwise specifically stated.

            (e) ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party, such consent not to be unreasonably withheld, except that either party may assign this Agreement, without such consent, (i) to an Affiliate, or (ii) to a successor in connection with a merger or a sale of all or substantially all of the assets to which this Agreement pertains. Any such assignment by a party in violation of the foregoing shall be null and void.

            (f) SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any Party or set of circumstances, is determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to a Party or circumstances other than those as to which it is determined to be invalid,

                                      24.

unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

            (g) WAIVER. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege, or remedy under this Agreement, shall operate as a waiver of such power, right, privilege, or remedy; and no single or partial exercise of any such power, right, privilege, or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege, or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege, or remedy under this Agreement, unless the waiver of such claim, power, right, privilege, or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

            (h) BROKERS. Cytokinetics and Portola each represent to the other Party that they have not had any contract or dealings with or communications in connection with this transaction, through any real estate broker or other person who can claim a right to a commission or finder's fee as a procuring cause of the transaction contemplated herein. In the event that any broker or other person makes a claim based upon any contract, dealings or communication, the Party through whom the broker or finder makes its claim agrees to defend, hold harmless and indemnify the other from and against such claim, and all liabilities, costs and expenses arising therefrom.

            (i) ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement of Portola and Cytokinetics with respect to the Licensed Premises and the Collaboration, and there are no oral agreements between Portola and Cytokinetics with respect thereto. Notwithstanding the foregoing or anything to the contrary herein, the Consulting Agreement shall govern any Services (as defined in the Consulting Agreement) provided to Cytokinetics by Charles Homcy. This Agreement supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, and understandings, if any, between Portola and Cytokinetics with respect to the Collaboration or the Licensed Premises. No amendments, modifications or changes herein or hereof shall be binding upon any Party hereto unless set forth in a document duly executed by all Parties hereto.

            (j) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and with the same effect as if all Parties hereto had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument, but in making proof, it shall be only necessary to produce a single such counterpart.

            (k) RECITALS. Each and every recital is incorporated into this Agreement as if fully set forth herein.

            (l) RELATIONSHIP OF THE PARTIES. Each Party shall be deemed to be an independent contractor and not an agent, joint venturer, or representative of the other Party. No Party may create any obligations or responsibilities on behalf of or in the name of the other

                                      25.

Party. No Party shall hold itself out to be a partner, employee, franchisee, representative, servant, or agent of the other Party.

            (m) CONSTRUCTION.

                  (i) For purposes of this Agreement, whenever the context requires: (A) the singular number shall include the plural, and vice versa; (B) the masculine gender shall include the feminine and neuter genders; (C) the feminine gender shall include the masculine and neuter genders; and (D) the neuter gender shall include the masculine and feminine genders.

                  (ii) The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

                  (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (iv) Except as otherwise indicated, all references in this Agreement to "Sections" and "Schedules" are intended to refer to Sections of this Agreement and Schedules to this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                      26.

         IN WITNESS WHEREOF, the Parties have caused this agreement to be duly executed and delivered as of the Effective Date.

                                      PORTOLA PHARMACEUTICALS, INC.
                                      a Delaware corporation

                                      By: /s/ Charles Homey
                                         ---------------------------------------
                                      Print Name: Charles Homey
                                           -------------------------------------
                                      Its: President & CEO
                                          --------------------------------------

                                      Date: 8/19/04
                                           -------------------------------------

                                      CYTOKINETICS, INC.
                                      a Delaware corporation

                                      By: /s/ Robert I. Blum
                                         ---------------------------------------
                                      Print Name: Robert I. Blum
                                           -------------------------------------
                                      Its: EVP Corp. Dev. & CFO
                                          --------------------------------------

                                      Date: 8/19/04
                                           -------------------------------------

                                      27.

                                   EXHIBIT A

                                    SUBLEASE

      THIS SUBLEASE ("Sublease"), dated November 7, 2003 for reference purposes only, is entered into by and between MILLENNIUM PHARMACEUTICALS, INC. a Delaware corporation ("Sublandlord"), and PORTOLA PHARMACEUTICALS, INC., a Delaware corporation ("Subtenant").

                                    RECITALS

      A. Sublandlord, as successor in interest to COR Therapeutics, Inc. leases certain premises (the "Premises") consisting of approximately 136,242 rentable square feet in four buildings in South San Francisco, California more particularly described as (i) the one-story building commonly known as 256 East Grand Avenue, (ii) the two-story building commonly know as 260 East Grand Avenue, (iii) Suites 20, 26, 35, 45, 50 and 70 in the one-story building commonly known as 250 East Grand Avenue, and (iv) the westerly portion of the two-story building commonly known as 270 East Grand Avenue, pursuant to a certain Lease, dated as of July 1, 2001 between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, as landlord (the "Master Landlord"), and Sublandlord's predecessor in interest, COR Therapeutics, Inc., as tenant, (the "Master Lease"), a copy of which is attached hereto as EXHIBIT A. Capitalized terms herein not otherwise defined herein shall have the same meanings as provided in the Master Lease.

      B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord a portion of the Premises consisting of approximately 26,916 square located in the westerly portion of the two-story building commonly known as the westerly portion of 270 East Grand Avenue and more particularly shown on the layout attached at EXHIBIT B hereto ("Sublease Premises") upon the terms and conditions provided for herein.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

                                    AGREEMENT

      1. SUBLEASE PREMISES. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Sublease Premises, upon and subject to the terms and conditions set forth herein, together with the non-exclusive use of 3 parking spaces per 1,000 rentable square feet in the Sublease Premises.

      2. TERM. The term of this Lease shall commence on the date of termination of the Transition Services Agreement between Sublandlord and Subtenant being executed contemporaneously, subject to satisfaction of the Conditions Precedent (defined below) (the "Commencement Date"). The term of this Sublease shall end on June 30, 2009 unless sooner terminated or extended in accordance with the provisions hereof.

      3.    [INTENTIONALLY OMITTED]

      4. CONDITIONS PRECEDENT. The conditions listed in this paragraph ("Conditions Precedent") must be satisfied or waived by Subtenant prior to commencement of the Sublease term. The parties anticipate that the Conditions Precedent will be satisfied on or before July 1, 2004, and each covenants to use its best efforts to effect their satisfaction by such time.

            (a) The parties shall have entered into the Transition Services Agreement between Sublandlord and Subtenant being executed contemporaneously herewith (the "TSA");

            (b) Those services and utilities to be installed by Sublandlord necessary for the Sublease Premises to be operated as a stand-alone facility have been installed or configured, in accordance with the TSA;

            (c) All of the Equipment (as that term is defined in the TSA) has been transferred to the Sublease Premises in accordance with the TSA;

            (d) Sublandlord shall have completed all site closure activities relative to the Sublease Premises and shall have received all necessary governmental or regulatory approvals as may be required to decommission the Sublease Premises and obtain site closure of all permits and licenses relating to Sublandlord's use of Hazardous Materials in the Sublease Premises, in accordance with the TSA;

            (e) Sublandlord shall have vacated the Subleased Premises and shall have delivered possession of the Subleased Premises to Subtenant; and

            (f) Master Landlord shall have consented to this Sublease.

      5. USE. Subtenant shall be permitted to use the Sublease Premises consistent with the permitted uses under the Master Lease.

      6.    RENT.

            (a) BASE RENT.

                  (i) Starting on the Commencement Date, Subtenant shall pay as base rent ("Base Rent") for the Sublease Premises in advance, on or before the first day of each month, without deduction or offset, monthly rent in the amounts set forth below. Base Rent and Additional Rent (defined below) shall be payable to Sublandlord at the address stated herein for Sublandlord. Base Rent and Additional Rent shall collectively be referred to herein as "Rent." Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment based on the number of days in the month at issue.

         PERIOD                                       MONTHLY RENT
Commencement Date - 12/04                       $[***] ($[***]/sq.ft.)
      1/05 - 12/05                              $[***] ($[***]/sq.ft.)
      1/06 - 6/30/07                            $[***] ($[***]/sq.ft.)
    7/1/07 - 6/30/09                            Fair Market Rental

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       2.

                  (ii) "Fair Market Rental," as that term is used in this subsection shall mean the current market rate per month being charged to new tenants for triple net leases of comparable office, laboratory space and [***] facility in the South San Francisco area, determined as follows:

                        (1) At least 60 but not more than 90 days prior to June 30, 2007, Sublandlord shall give Subtenant written notice of its estimate of Fair Market Rental. Subtenant shall have fifteen (15) days after receipt of Sublandlord's notice to accept such value or to object thereto in writing. In the event Subtenant objects, Sublandlord and Subtenant shall attempt to agree upon the Fair Market Rental, using their best good faith efforts. If Sublandlord and Subtenant fail to reach agreement within such fifteen (15) days, then each party's determination shall be submitted to arbitration in accordance with the procedure set forth in the following subsections.

                        (2) Sublandlord and Subtenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period immediately preceding the date of such appointment in the leasing of office and laboratory space in the South San Francisco area.

                        (3) Not later than ten (10) days after both arbitrators are appointed, each party shall separately but simultaneously submit in a sealed envelope to each arbitrator their separate suggested Fair Market Rental values. If the higher rate of the two submitted suggested Fair Market Rental values does not exceed the lower rate by more than five percent (5%), then the two rates shall be averaged (thus splitting the difference and avoiding additional arbitration costs), with the resulting value becoming the Fair Market Rental.

                        (4) If the Fair Market Rental is not established by the provisions in subsection (3) above, the two arbitrators appointed shall, on of before fifteen (15) days from the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth above for qualification of the initial two arbitrators.

                        (5) Each of the three arbitrators, within thirty (30) days of the appointment of the third arbitrator, shall independently determine the Fair Market Rental. If the higher and lower values determined by the arbitrators so not differ by more five percent (5%) from the middle value, all values shall be averaged and the resulting value shall be determined to be the Fair Market Rental. If either of the arbitrator's values differ from the middle value by more than five percent (5%), such value shall not be considered and the remaining values shall be averaged to determine the Fair Market Rental. If two of the arbitrators' values differ from the middle value by more than five percent (5%), neither such value shall be considered, and the middle value shall be deemed to be the Fair Market Rental.

                        (6) The cost of arbitration shall be paid by Sublandlord and Subtenant equally.


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       3.

            (b) ADDITIONAL RENT. Subtenant shall pay to Sublandlord, as additional rent ("Additional Rent"), Subtenant's Pro Rata Share of Operating Expenses accruing during the term of this Sublease. Notwithstanding the foregoing, in the event any amounts payable by Sublandlord to Master Landlord are (i) due to Sublandlord's breach of any provision of the Master Lease, (ii) due to Sublandlord's negligence or willful misconduct, or (iii) are for the sole benefit of Sublandlord, such amounts shall not be pro rated between Sublandlord and Subtenant and shall be the sole responsibility of Sublandlord. For purposes hereof, Subtenant's Pro Rata Share means 25.36%.

            (c) PERSONAL PROPERTY TAXES. Subtenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of (a) any and all alterations, additions and items installed or placed on or in the Sublease Premises and taxed as personal property rather than as real property, and/or (b) all personal property, trade fixtures and other property placed by Subtenant on or about the Sublease Premises

      7. AS-IS. The Sublease Premises and all improvements will be taken over on an "as is" basis.

      8.    INCORPORATION OF MASTER LEASE.

            (a) Except as otherwise provided in this Sublease, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, the Sublandlord being substituted for the Landlord in the Master Lease, the Subtenant being substituted for the Tenant in the Master Lease and the Sublease Premises being substituted for the Premises in the Master Lease; provided, however, that the term "Landlord" in the following sections of the Master Lease shall mean (i) Master Landlord, not Sublandlord: Section 1.2, 9.2 (first full paragraph), 9.2(a), 12.1(d), 17.1, 17.4 and 17.5 and (ii) both Master Landlord and Sublandlord: Sections 9.2(b), 9.2(c), 9.2(e), 9.3. Notwithstanding the foregoing, the following Sections of the Master Lease are not incorporated herein: Sections 1.1 (a), 1.3, 2.1, 2.3, 2.6, 3.1, 7 (except for the definitions necessary for Section 5(b) above), 9.2(d), 10.2(c), 19.1 and 19.15.

            (b) In the event of any conflict between this Sublease and the Master Lease, as between Sublandlord and Subtenant, the terms and conditions of this Sublease shall control. Further, if Rent is abated under the Master Lease, Rent hereunder shall also be abated in the same proportion.

      9. INDEMNITY AND REPRESENTATIONS. The following provisions and obligations shall survive the termination of this Sublease:

            (a) Subtenant shall indemnify, defend, protect, and hold Sublandlord harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively "Claims") which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees ("Agents") relating to the use or occupancy of the Sublease Premises, (iii) the negligence or willful misconduct of Subtenant or its Agents, or (iv) the storage, use, release

                                       4.

or disposal of Hazardous Materials (as defined below) on or about the Premises by Subtenant or Subtenant's employees, contractors, agents or licensees. Notwithstanding anything to the contrary in this Sublease or Master Lease, Subtenant shall have no obligation to clean up or to comply with any law regarding, or to reimburse, indemnify, defend or hold harmless Sublandlord or Master Landlord with respect to, any Hazardous Materials discovered on the Sublease Premises which existed prior to the Commencement Date of this Sublease.

            (b) Sublandlord shall indemnify, defend, protect, and hold Subtenant harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties and expenses which may be brought or made against Subtenant or which Subtenant may pay or incur to the extent caused by (i) the negligence or willful misconduct of Sublandlord or its Agents occurring on or about the Premises or Sublease Premises; (ii) the failure by Sublandlord to comply with or perform its obligations under the Master Lease and/or this Sublease, (iii) a breach by Sublandlord of any of its representations or warranties to Subtenant under this Sublease, or (iv) storage, use, release or disposal of Hazardous Materials on or about the Sublease Premises or Premises by Sublandlord or Sublandlord's employees, contractors, agents or licensees. As used herein, "Hazardous Materials" means any substance or material which is classified or considered to be hazardous or toxic under any present or future federal, state, regional or local law relating to the use, storage, treatment, existence, release, emission, discharge, generation, manufacture, disposal or transportation of any such substances.

            (c) Sublandlord represents to Subtenant that (A) the Master Lease is in full force and effect, (B) the copy of the Master Lease which is attached to this Sublease as EXHIBIT A is a true, correct and complete copy of the Master Lease, (C) to Sublandlord's best knowledge, no Event of Default exists on the part of Sublandlord under the Master Lease, (D) to Sublandlord's best knowledge, there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord which could, in the aggregate, adversely affect the Sublease Premises or of Sublandlord to perform its obligations under the Sublease, and Sublandlord is not aware of any facts which might result in any actions, suits or proceedings, and (E) to Sublandlord's best knowledge (x) Sublandlord has not discharged, disposed of or released any Hazardous Materials in or about the Sublease Premises or Premises except in compliance with applicable laws and no action, proceeding, or claim is pending, or threatened concerning any Hazardous Materials arising in connection with Sublandlord's use of the Sublease Premises or Premises, and (y) Sublandlord has not transported, stored, used, manufactured, emitted, disposed of or released, or exposed to its employees or others to, Hazardous Materials on or about the Sublease Premises or Premises in violation of any law, rule, regulation, treaty or statute promulgated by any governmental authority or any permit held by Sublandlord. Subtenant expressly acknowledges that the foregoing representations under this clause (c) are made with respect to the period from and after February 12, 2002.

      10. BROKERAGE. Each party warrants and represents to the other that such party has not retained any other real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with this Sublease or the transactions contemplated hereby. Each party agrees to save, defend, indemnify and hold the other party free and harmless from any breach of its warranty and representation as set forth in the preceding sentence, including the other party's attorneys' fees.

                                       5.

      11. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall have no obligation to Subtenant with respect to the Sublease Premises during the term hereof except as expressly otherwise provided herein nor shall Sublandlord have any obligation to Subtenant with respect to the performance by Master Landlord of any obligations of Master Landlord under the Master Lease, except to use best efforts to enforce Master Landlord's obligations under the Master Lease. Such enforcement shall include, without limitation, upon Subtenant's request, (a) immediately notifying Master Landlord of its non-performance under the Master Lease and requesting that Master Landlord perform its obligations under the Master Lease and/or (b) assigning Sublandlord's rights under the Master Lease to Subtenant to the extent necessary to permit Subtenant to institute legal proceedings against Master Landlord to obtain the performance of Master Landlord's obligations under the Master Lease; provided, however, that if Subtenant commences a lawsuit or other action, Subtenant shall pay all costs and expenses incurred in connection therewith, and Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all costs and expenses incurred by Sublandlord in connection therewith.

      12. EARLY TERMINATION OF MASTER LEASE. If, without the fault of Sublandlord hereunder the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant. To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall have the right to exercise such right with regard to the Sublease Premises in its sole and absolute discretion.

      13. MODIFICATIONS TO MASTER LEASE. Sublandlord shall not amend or modify the Master Lease in such a manner as to adversely affect Subtenant's use of the Sublease Premises or increase the obligations or decrease the rights of Subtenant hereunder, without the prior written consent of Subtenant, which may be granted or withheld at Subtenant's sole discretion.

      14. QUIET ENJOYMENT. Subtenant shall peacefully have, hold and enjoy the Sublease Premises, subject to the terms and conditions of this Sublease and subject to the Master Lease, provided that Subtenant pays all rent and performs all of Subtenant's covenants and agreements contained herein. If Master Landlord seeks to terminate the Master Lease because of a default or alleged default by Sublandlord under the Master Lease (other than a default or alleged default caused by the default by Subtenant under this Sublease), Sublandlord shall take all action required to reinstate the Master Lease. In the event that Sublandlord defaults in the performance or observance of any of Sublandlord's obligations under this Sublease or receives a notice of default from Master Landlord under the Master Lease, then Subtenant shall give written notice to Sublandlord specifying in what manner Sublandlord has defaulted. If such default shall not be cured within a reasonable time, but in no event later than thirty (30) days after Sublandlord's receipt of such written notice from Subtenant (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as possible), then Subtenant shall be entitled, at Subtenant's option, to cure such default and promptly collect from Sublandlord Subtenant's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs) unless such default by Sublandlord is caused by a default of Subtenant hereunder (in which case Sublandlord shall not be liable for Subtenant's costs to cure the default). Subtenant shall not be required to wait the entire cure period provided for herein if

                                       6.

earlier action is required to prevent a termination by Master Landlord of the Master Lease and Sublandlord has failed to take such earlier action. Nothing contained herein shall entitle Subtenant to act on behalf of Sublandlord or in Sublandlord's name.

      15. CONSENT OF MASTER LANDLORD. If Subtenant desires to take any action which requires the consent of Master Landlord pursuant to the terms of the Master Lease, including, without limitation, the making of any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord, independently, shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, (b) Subtenant shall not take any such action until it obtains the consent of both Sublandlord and Master Landlord, and
(c) Subtenant shall request that Sublandlord obtain Master Landlord's consent on Subtenant's behalf and Sublandlord shall use commercially reasonable efforts to obtain such consent and any out-of-pocket expense of obtaining such consent shall be borne by Subtenant, unless Sublandlord and Master Landlord agree that Subtenant may contact Master Landlord directly with respect to the specific action for which Master Landlord's consent is required.

      16. NO THIRD PARTY RIGHTS. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

      17. MASTER LANDLORD CONSENT TO SUBLEASE. This Sublease and Sublandlord's and Subtenant's obligations hereunder are conditioned upon having obtained the written consent of the Master Landlord to this Sublease.

      18. SURRENDER. Subtenant's obligation to surrender the Sublease Premises shall be fulfilled if Subtenant (i) surrenders possession of the Sublease Premises in the condition existing immediately prior to the Commencement Date, ordinary wear and tear, Hazardous Materials existing immediately prior to the Commencement Date, and interior improvements made by Subtenant which Sublandlord states in writing may be surrendered at the termination of the Sublease excepted; and (ii) completes all site closure activities relative to the Sublease Premises and receives all necessary governmental or regulatory approvals as may be required to decommission the Sublease Premises and obtain the site closure of all permits and licenses relating to Subtenant's use of Hazardous Materials in the Sublease Premises.

      19. MUTUAL WAIVER OF SUBROGATION. The waiver of subrogation provision set forth in Section 12.4 of the Master Lease shall be deemed a three party agreement binding among and inuring to the benefit of Sublandlord, Subtenant and Master Landlord (by reason of its consent to hereto).

      20. NON-DISTURBANCE. In the event that the Sublease terminates prior to the expiration of the term thereof for any reason other than as a result of an event of default by Subtenant under the Sublease, the Sublease shall continue in full force and effect, at Subtenant's option, as a direct lease between the Master Landlord and Subtenant upon all of the terms, covenants and conditions of the Sublease and Master Landlord shall recognize Subtenant's right to possession of the Premises as provided for in the Sublease and shall not disturb Subtenant's right to possession so long as an event of default does not exist in the performance of Subtenant's obligations under the Sublease.

                                       7.

      21. COUNTERPARTS. This Sublease may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                   [balance of page left intentionally blank]

                                       8.

      IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

ADDRESS:                             SUBLANDLORD

Millennium Pharmaceuticals, Inc.     MILLENNIUM PHARMACEUTICALS, INC.
75 Sidney Street                       a Delaware corporation
Cambridge, MA 02139

Attn: General Counsel                          /s/ Mark J. Levin
                                               --------------------------------
                                        By:    Mark J. Levin
                                        Title: Chairperson, President and Chief
                                               Executive Officer

                                     SUBTENANT

Portola Pharmaceuticals, Inc.        PORTOLA PHARMACEUTICALS, INC.,
270 East Grand Avenue                 a Delaware corporation
South San Francisco, CA 94080

Attn: ____________________________   By: /s/ [ILLEGIBLE]
                                         --------------------------------------
                                     Title: President & Chief Executive Officer


                                       9.

                           CONSENT OF MASTER LANDLORD

      Notwithstanding any provision in the Master Lease prohibiting the sublease of the Premises, the undersigned, as owner and holder of all right, [ILLEGIBLE] and interest of Master Landlord under the Master Lease, hereby consents to the foregoing sublease of the Premises and waives any objection to the sublease contained herein and agrees to the provisions of Section 19 ("Nondisturbance") contained therein.

                                      BRITANNIA POINTE GRAND LIMITED
                                      PARTNERSHIP, a Delaware limited
                                      partnership

                                      By:  Britannia Pointe Grand, LLC, a
                                      California limited liability company,
                                      General Partner

Dated: _____________________,         By: /s/ [ILLEGIBLE]
                                          ------------------------------------
                                      Title: MANAGER

                                       10.

                                   EXHIBIT A

                     [COPY OF MASTER LEASE TO BE ATTACHED]

                                      11.

                                      LEASE

Landlord:                 Britannia Pointe Grand Limited Partnership

Tenant:                   COR Therapeutics, Inc.

Date:                     July 1, 2001

                                TABLE OF CONTENTS

1.      PROPERTY ...............................................................        1
        1.1      Lease of Premises and Phase I Property; Existing Lease ........        1
        1.2      Landlord's Reserved Rights ....................................        1
        1.3      First Refusal Right ...........................................        2

2.      TERM ...................................................................        3
        2.1      Term ..........................................................        3
        2.2      [Omitted.] ....................................................        3
        2.3      Condition of Premises; Tenant Improvements ....................        3
                 (a)      "As Is" Condition ....................................        3
                 (b)      New Mezzanine Area ...................................        4
                 (c)      New Lobby Area .......................................        4
        2.4      [Omitted.] ....................................................        5
        2.5      Holding Over ..................................................        5
        2.6      Option To Extend Term..........................................        5

3.      RENTAL .................................................................        6
        3.1      Minimum Rental ...............................................         6
                (a)      Rental Amounts ........................................        6
                (b)      Rental Adjustment Due to Change in Square Footage .....        6
                (c)      Rental Amounts During First Extended Term .............        7
                (d)      Rental Amounts During Second Extended Term ............        7
        3.2      Late Charge ...................................................        8

4.      [Omitted.] .............................................................        8

5.      [Omitted.] .............................................................        8

6.      TAXES ..................................................................        8
        6.1      Personal Property .............................................        8
        6.2      Real Property .................................................        8

7.      OPERATING EXPENSES .....................................................        9
        7.1      Payment of Operating Expenses .................................        9
        7.2      Definition Of Operating Expenses ..............................       10
        7.3      Determination Of Operating Expenses ...........................       12
        7.4      Final Accounting For Lease Year ...............................       12
        7.5      Proration .....................................................       13

8.      UTILITIES ..............................................................       13
        8.1      Payment........................................................       13
        8.2      Interruption ..................................................       13

9.   ALTERATIONS; SIGNS ...........................................................     13
     9.1      Right To Make Alterations ...........................................     13
     9.2      Title To Alterations ................................................     14
        (a)      Landlord's Property ..............................................     14
        (b)      Tenant's Property ................................................     14
        (c)      Removal of Tenant's Property at End of Term ......................     14
        (d)      Items Located in Premises Outside the Phase I Property ...........     15
        (e)      Tenant's Rights to Modify, Etc. and Remove Tenant's Property .....     15
        (f)      Tenant's Right to Encumber Tenant's Property .....................     15
        (g)      Landlord's Purchase Option .......................................     15
     9.3       Tenant Fixtures ....................................................     15
     9.4       No Liens ...........................................................     16
     9.5       Signs ..............................................................     16

10.  MAINTENANCE AND REPAIRS ......................................................     16
     10.1      Landlord's Work ....................................................     16
     10.2      Tenant's Obligation For Maintenance ................................     17
        (a)      Good Order, Condition And Repair .................................     17
        (b)      Landlord's Remedy ................................................     17
        (c)      Condition Upon Surrender .........................................     17

11.  USE OF PREMISES ..............................................................     18
     11.1      Permitted Use ......................................................     18
     11.2      [Omitted.] .........................................................     18
     11.3      No Nuisance ........................................................     18
     11.4      Compliance With Laws ...............................................     18
     11.5      Liquidation Sales ..................................................     18
     11.6      Environmental Matters ..............................................     19

12.  INSURANCE AND INDEMNITY ......................................................     22
     12.1      Insurance ..........................................................     22
     12.2      Quality Of Policies And Certificates ...............................     23
     12.3      Workers' Compensation ..............................................     24
     12.4      Waiver Of Subrogation ..............................................     24
     12.5      Increase In Premiums ...............................................     24
     12.6      Indemnification ....................................................     24
     12.7      Blanket Policy .....................................................     25

13.  SUBLEASE AND ASSIGNMENT ......................................................     25
     13.1      Assignment of Lease and Sublease of Premises .......................     25
     13.2      Rights Of Landlord .................................................     26

14.  RIGHT OF ENTRY AND QUIET ENJOYMENT ...........................................     26
     14.1      Right Of Entry .....................................................     26
     14.2      Quiet Enjoyment ....................................................     27

15.  CASUALTY AND TAKING ..........................................................     27
     15.1      Damage or Destruction ..............................................     27
     15.2      Condemnation .......................................................     28
     15.3      Reservation Of Compensation ........................................     29
     15.4      Restoration Of Improvements ........................................     30

16.  DEFAULT ......................................................................     30
     16.1      Events Of Default ..................................................     30
        (a)      [Omitted.] .......................................................     30
        (b)      Nonpayment .......................................................     30
        (c)      Other Obligations ................................................     30
        (d)      General Assignment ...............................................     30

                (e)    Bankruptcy ..............................................        30
                (f)    Receivership ............................................        31
                (g)    Attachment ..............................................        31
                (h)    Insolvency ..............................................        31
        16.2    Remedies Upon Tenant's Default .................................        31
        16.3    Remedies Cumulative ............................................        32

17.     SUBORDINATION, ATTORNMENT AND SALE .....................................        32
        17.1    Subordination To Mortgage ......................................        32
        17.2    Sale Of Landlord's Interest ....................................        33
        17.3    Estoppel Certificates ..........................................        33
        17.4    Subordination to CC&R's ........................................        33
        17.5    Mortgagee Protection ...........................................        33

18.     SECURITY ...............................................................        34
        18.1    Deposit ........................................................        34

19.     MISCELLANEOUS ..........................................................        34
        19.1    Notices ........................................................        34
        19.2    Successors And Assigns .........................................        35
        19.3    No Waiver ......................................................        35
        19.4    Severability ...................................................        35
        19.5    Litigation Between Parties .....................................        35
        19.6    Surrender ......................................................        35
        19.7    Interpretation .................................................        36
        19.8    Entire Agreement ...............................................        36
        19.9    Governing Law ..................................................        36
        19.10   No Partnership .................................................        36
        19.11   Financial Information ..........................................        36
        19.12   Costs ..........................................................        37
        19.13   Time ...........................................................        37
        19.14   Rules And Regulations ..........................................        37
        19.15   Brokers ........................................................        37
        19.16   Memorandum Of Lease ............................................        37
        19.17   Corporate Authority ............................................        37
        19.18   Execution and Delivery .........................................        37
        19.19   Survival .......................................................        37
        19.20   Parking ........................................................        37

                                EXHIBITS

EXHIBIT A               Real Property Description

EXHIBIT A-1             Phase I Property (Plan)

EXHIBIT B               Site Plan

EXHIBIT C               Future Entrance Lobby

                                      LEASE

      THIS LEASE ("Lease") is made and entered into as of July 1, 2001, by and between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and COR THERAPEUTICS, INC., a Delaware corporation ("Tenant").

                          THE PARTIES AGREE AS FOLLOWS:

                                   1. PROPERTY

      1.1   Lease of Premises and Phase I Property; Existing Lease.

            (a) Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the following office and laboratory premises (hereinafter collectively called the "Premises") which consist of approximately 136,242 square feet and are located on the real property described as the "Phase I Property" in Exhibit A attached hereto and depicted as such in Exhibit A-1 attached hereto (the "Phase I Property") in South San Francisco, California: (i) the one-story building commonly known as 256 East Grand Avenue; (ii) the two-story building commonly known as 260 East Grand Avenue; (iii) Suites 20, 26, 35, 45, 50 and 70 in the one-story building commonly known as 250 East Grand Avenue; and (iv) the westerly portion of the two-story building commonly known as 270 East Grand Avenue. The Phase I Property is part of the office and research and development center commonly known as Britannia Pointe Grand Business Park located at East Grand Avenue and Harbor Way in the City of South San Francisco, County of San Mateo, State of California on the real property which is more particularly described as the "Center" in Exhibit A attached hereto (the "Center"). The location of the Premises in the Center is depicted on the site plan attached hereto as Exhibit B (the "Site Plan"). The Premises and other improvements presently existing on the Phase I Property are sometimes referred to collectively herein as the "Phase I Improvements." The parking areas, driveways, sidewalks, landscaped areas and other portions of the Center that lie outside the exterior walls of the buildings now or hereafter existing from time to time in the Center, as depicted in Exhibit A-1 and in the Site Plan and as hereafter modified by Landlord from time to time in accordance with the provisions of this Lease, are sometimes referred to herein as the "Common Areas." Tenant already occupies the entire Premises pursuant to a Standard Form Industrial Net Lease dated as of September 23, 1988 between NC Land Associates Limited Partnership, a Delaware limited partnership, and COR Therapeutics, Inc., a California corporation, as amended from time to time (the "Existing Lease"). Effective July 1, 2001, this Lease supersedes the Existing Lease for all purposes. Tenant's continuing occupancy of the Premises shall be governed solely by the provisions of this Lease, and the Existing Lease shall be of no further force or effect, except that the rights and obligations of Landlord and Tenant with respect to the Premises for periods prior to July 1, 2001 shall continue to be governed by the Existing Lease.

            (b) As an appurtenance to Tenant's leasing of the Premises pursuant to Section 1.1(a). Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, sidewalks, landscaped areas, or for other common purposes, and (ii) all access easements and similar rights and privileges relating to or appurtenant to the Center and created or existing from time to time under any access easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now or hereafter of record with respect to the Center, subject however to any limitations applicable to such rights and privileges under applicable law, under this Lease and/or under the written agreements creating such rights and privileges.

      1.2 Landlord's Reserved Rights. To the extent reasonably necessary to permit Landlord to exercise any rights of Landlord and discharge any obligations of Landlord under this Lease. Landlord shall have, in addition to the right of entry set forth in Section 16.1 hereof, the following rights: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size or shape of any portion of the Common Areas, and to relocate parking spaces in the Center and in the Common Areas, provided that except on a temporary basis to the extent permitted under clause
(ii) of this sentence, (A) Landlord shall not materially decrease the number of such parking spaces in areas of the Phase I Property generally adjacent to the Premises as shown on Exhibit A-1 and on the Site Plan, and (B) Landlord shall not permit the ratio of parking spaces in the Center to fall below 3.0 spaces for each 1.000 square feet of space in the various buildings existing from time to time in the Center (except to the extent, if any, that such ratio may fall below 3.0 spaces per 1,000 square feet by an amount solely reflecting the creation of additional square footage in the Center, without additional parking and subject to receipt of any required governmental variances or approvals, by reason of the construction of the mezzanine area contemplated in Section 2.3(b) and/or the new lobby area contemplated in Section 2.3(c)); (ii) to close temporarily any of the Common Areas for maintenance or other reasonable purposes, provided that reasonable parking and reasonable access to the Premises remain available; (iii) to construct, alter or add to other buildings and Common Area improvements in the Center (including, but not limited to, construction of site improvements, buildings and Common Area improvements on portions of the Center and/or on adjacent properties owned by Landlord from time to time); (iv) to build in areas adjacent to the Center and to add such areas to the Center or operate such areas, for maintenance, access, parking and other purposes, on an integrated basis with the Phase I Property and/or the Center; (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Center or any portion thereof or to any adjacent properties owned by Landlord from time to time; and (vi) to do and perform such other acts with respect to the Common Areas and the Center as may be necessary or appropriate; provided, however, that notwithstanding anything to the contrary in this Section 1.2. Landlord's exercise of its rights hereunder shall not cause any material diminution of Tenant's rights, nor any material increase of Tenant's obligations, under this Lease or with respect to the Phase I Improvements.

      1.3   First Refusal Right.

            (a) For purposes of this Section 1.3, the term "First Refusal Space" shall mean, as the context may require, any one or more of the following four spaces individually or all four of such spaces collectively: (i) the space of approximately 10,462 square feet commonly known as 250 East Grand Avenue, Suite 65 and presently occupied by Farmers Insurance; (ii) the space of approximately 6,489 square feet commonly known as 250 East Grand Avenue, Suite 90 and presently occupied by Gryphon Sciences; (iii) the space of approximately 24,725 presently occupied by ViroLogic, Inc. on the easterly end of the building commonly known as 270 East Grand Avenue; and (iv) the building commonly known as 280 East Grand Avenue, presently occupied by Cytokinetics, Inc. and containing approximately 50,195 square feet (the "280 East Grand Building"). The four spaces constituting the First Refusal Space are designated as such on the Site Plan.

            (b) Landlord shall not lease all or any portion of the First Refusal Space at any time during the term of this Lease (including any duly elected extension terms) except in compliance with the procedure set forth in Section 1.3(c) hereof; provided, however, that the foregoing restriction shall not apply during any period in which Tenant is in default (beyond any applicable cure periods) under this Lease; provided further, that the foregoing restriction shall not apply to any renewal or extension options duly elected by the applicable tenant or any successor tenant pursuant to a contractual renewal or extension option set forth in the lease documents governing the respective portions of the First Refusal Space on the date of this Lease, but such restriction shall apply to any future lease amendments or grants of renewal or extension rights with respect to any portion of the First Refusal Space that would have the effect of either extending the term of any existing occupancy of any portion of the First Refusal Space beyond the term presently specified in the lease documents governing such portion, or granting renewal or extension rights beyond those presently set forth in the applicable lease documents with respect to any portion of the First Refusal Space; and provided further, that the foregoing restriction shall not apply to any leasing, subleasing or other occupancy by Raven Pharmaceuticals. Inc. of all or any portion of the space described in clause (iii) of Section 1.3(a), whether pursuant to the sublease presently in effect between ViroLogic, Inc. and Raven Pharmaceuticals, Inc. or otherwise, provided that such leasing, subleasing or other occupancy by Raven Pharmaceuticals, inc. shall not in any event be authorized to extend beyond June 30, 2003.

            (c) If Landlord intends during the term of this Lease (including any duly elected extension terms) to lease all or any portion of the First Refusal Space, and if Tenant is not then in default (beyond any applicable cure periods) under this Lease, then Landlord shall give to Tenant written notice of such intention (the "Offer Notice"), specifying the material terms on which Landlord proposes to lease the First Refusal Space or applicable portion thereof (the "Offered Space") and offering to Tenant the opportunity to lease the Offered Space on the terms specified in the Offer Notice. The time period within which Tenant is entitled to accept such offer by written notice to Landlord (the "Offer Period"), measured from the date of Tenant's receipt of the Offer Notice, shall be ten (10) business days, except that if the Offered Space is all or substantially all of the 280 East Grand Building, then the Offer Period shall be thirty (30") days unless Tenant has previously received and failed to accept an Offer Notice with respect to such Offered Space in the 280 East Grand Building and Landlord is thereafter, within one hundred eighty (180) days after expiration of the Offer Period for such prior Offer Notice, coming back to Tenant with a further Offer Notice reflecting terms more favorable to the lessee than the terms offered in the prior Offer Notice, in which event the Offer Period for such further Offer Notice shall be ten (10) business days. Upon timely acceptance of an Offer Notice by Tenant, the Offered Space shall be leased to Tenant on the terms set forth in the Offer Notice and on the additional terms and provisions set forth herein (except to the extent inconsistent with the terms set forth in the Offer Notice) and the parties shall promptly execute an amendment to this Lease adding the Offered Space to the Premises and making any appropriate amendments to provisions of this Lease to reflect different rent and other obligations applicable to the Offered Space under the terms of the Offer Notice. If Tenant does not accept Landlord's offer within the allotted time. Landlord shall thereafter have the right to lease the Offered Space to a third party at any time within one hundred eighty (180) days after the expiration of the Offer Period, at a minimum rental and on other terms and conditions not more favorable to the lessee than the minimum rental and other terms offered to Tenant in the Offer Notice. If Landlord does not thereafter lease the Offered Space to a third party within one hundred eighty
(180) days as contemplated in the preceding sentence, or if Landlord does lease the Offered Space to a third party within such 180-day period but the Offered Space thereafter again becomes available during the term of this Lease (including any duly elected extension terms), then in either such event Landlord shall be required to comply again with the provisions of this Section 1.3 prior to any further leasing of the Offered Space.

                                    2. TERM

      2.1 Term. The term of this Lease shall commence on July 1, 2001 (the "Commencement Date") and shall end, unless sooner terminated or extended as hereinafter provided, on June 30, 2011 (the "Termination Date").

      2.2   [Omitted.]

      2.3   Condition of Premises; Tenant Improvements.

            (a) "As Is" Condition. Tenant, being the present occupant of the Premises pursuant to the Existing Lease, acknowledges that it is familiar with the physical condition of the Premises, that it will accept and occupy the Premises under this Lease in "AS IS" condition as the Premises exist on the date of this Lease, and that Landlord shall have no obligation to improve, repair or prepare the Premises, prior to the Commencement Date or, except as otherwise expressly set forth in this Lease, after the Commencement Date, for occupancy by Tenant under this Lease. TENANT ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE. NEITHER LANDLORD NOR ANY AGENT OF LANDLORD HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO

THE PRESENT OR FUTURE SUITABILITY OF THE PREMISES OR THE PHASE 1 IMPROVEMENTS FOR THE CONDUCT OF TENANT'S BUSINESS OR PROPOSED BUSINESS THEREON.

            (b) New Mezzanine Area: Tenant has requested Landlord's permission to construct, in Tenant's discretion, a mezzanine area of approximately 8,000 square feet in the portion of the Premises commonly known as 260 East Grand Avenue, approximately in the location designated as "Future Mezzanine Premises" on the Site Plan.

                  (i) Landlord hereby approves and consents to such construction, in concept, subject to (A) completion of such improvements by Tenant at Tenant's sole expense (except as otherwise provided in subparagraph
(b)(ii) hereof) and in compliance with all the requirements of Article 9 hereof, including (but not limited to) submission of all plans and specifications for Landlord's review and approval, which approval shall not be unreasonably withheld or delayed, and (B) Landlord's receipt of a variance from the City of South San Francisco or other applicable governmental authorities with respect to the Center's compliance with applicable parking requirements following construction of such mezzanine area. Landlord hereby agrees to use at Tenant's request, reasonable efforts to obtain such a variance if and when Tenant advises Landlord that Tenant wishes to proceed with construction of such mezzanine area, and Landlord shall bear the expense of all fees and costs incurred by Landlord in connection with Landlord's application for such a variance.

                  (ii) Landlord agrees to pay to Tenant, within thirty (30) days after issuance to Tenant of a certificate of occupancy (or its equivalent) for such mezzanine area and delivery by Tenant to Landlord of lien waivers reasonably satisfactory to Landlord from the contractor(s) performing such construction, the sum of Two Hundred Thousand Dollars ($200,000) as a construction allowance towards Tenant's costs for construction of the shell and structural components of such mezzanine area.

                  (iii) From and after the date Tenant first occupies the substantially completed mezzanine area, the mezzanine area shall be deemed to be part of the Premises and the square footage of the mezzanine area (as determined by Landlord's architect, measuring to the exterior faces of the walls defining or enclosing such mezzanine area) shall be added to the square footage of the Premises for purposes of adjusting Tenant's minimum rent obligation under
Section 3.1(b) and Tenant's Operating Expense Share under Section 7.1(b).

            (c) New Lobby Area. Tenant has requested Landlord's consent to and/or participation in the construction, in Tenant's discretion, of a new, enclosed lobby area of approximately 2.500 square feet on the northerly side of the building commonly known as 250 East Grand Avenue, approximately in the location designated as "Future Entrance Lobby - Premises" on Exhibit C attached hereto and incorporated herein by this reference.

                  (i) Landlord hereby approves and consents to such construction, in concept, subject to Landlord's receipt of a variance from the City of South San Francisco or other applicable governmental authorities with respect to the Center's compliance with applicable parking requirements following construction of such lobby area. Landlord hereby agrees to use, at Tenant's request and at Landlord's expense, reasonable efforts to obtain such a variance if and when Tenant notifies Landlord that Tenant wishes to proceed with construction of such lobby area.

                  (ii) If and when Tenant notifies Landlord of Tenant's desire to proceed with the construction of the enclosed lobby area and Landlord obtains the necessary parking variance as described above, (A) Landlord (or, if Landlord and Tenant mutually agree, Tenant) shall diligently construct, at Landlord's sole expense, in accordance with plans and specifications prepared by Landlord's architect and approved by Landlord and Tenant (which approval shall not be unreasonably withheld or delayed by either party), the cold shell enclosing the new lobby area (i.e.. exterior walls, slab, roof, windows and entrance doors), any necessary site preparation work and any exterior paving, landscaping or other sitework, and (B) Tenant shall construct, at

Tenant's sole expense, in compliance with all the requirements of Article 9 hereof, including (but not limited to) submission of all plans and specifications for Landlord's review and approval, all interior finishes and nonstructural portions of such lobby area, other than the portion of the work for which Landlord is responsible under clause (A) of this sentence. If Landlord and Tenant mutually agree that Tenant shall construct some or all of the shell work described in clause (A) of the preceding sentence at Landlord's expense, then Landlord shall prepare the applicable plans and specifications as described in such clause (A), the contractor selected by Tenant shall be subject to Landlord's prior written approval (not to be unreasonably withheld), the construction budget and economic terms of Tenant's contract with such approved contractor shall be subject to Landlord's prior written approval (not to be unreasonably withheld), and during the course of construction Landlord shall pay to Tenant or to Tenant's contractor, as Tenant may direct, within twenty (20) days after receipt of a written payment request and reasonable supporting documentation (including, but not limited to, lien waivers reasonably satisfactory to Landlord from the contractor(s) performing the applicable work) from Tenant from time to time at reasonable intervals as mutually agreed by Landlord and Tenant, the amount of all costs and expenses reasonably incurred by Tenant in connection with the construction of such shell work.

                  (iii) From and after the date the enclosed lobby area is substantially completed and is first placed in use, the lobby area shall be deemed to be part of the Premises and the square footage of the lobby area (as determined by Landlord's architect, measuring to the exterior faces of exterior walls and to the dripline of any exterior overhangs) shall be added to the square footage of the Premises for purposes of adjusting Tenant's minimum rent obligation under Section 3.1(b) and Tenant's Operating Expense Share under
Section 7.l(b).

      2.4   [Omitted.]

      2.5 Holding Over. If Tenant holds possession of the Premises or any portion thereof after the term of this Lease with Landlord's written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred ten percent (110%) of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Premises or any portion thereof after the term of this Lease without Landlord's written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding Over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys' fees) resulting from any delay by Tenant in surrendering the Premises or any portion thereof (except to the extent such delay is with Landlord's prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

      2.6 Option To Extend Term. Tenant shall have the option to extend the term of this Lease, at the minimum rental set forth in Section 3.1 (c) and (d) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of five (5) years each, the first commencing upon the expiration of the initial term hereof and the second commencing upon the expiration of the first extended term, if any. Exercise of such option with respect to the first such extended term shall be by written notice to Landlord at least nine (9) months and not more than twelve (12) months prior to the expiration of the initial term hereof: exercise of such option with respect to the second extended term, if the first extension option has been duly exercised, shall be by like written notice to Landlord at least nine (9) months and not more than twelve (12) months prior to the expiration of the first extended term hereof. If Tenant is in default hereunder, beyond any applicable notice and cure periods, on the date of such notice or on the date any extended term is to commence, then the exercise of the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or more extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the "term" of this Lease shall be construed to include the extension term(s) thus elected by Tenant. Except as expressly set forth in this
Section 2.6. Tenant shall have no right to extend the term of this Lease beyond its prescribed term.

                                    3. RENTAL

      3.1   Minimum Rental.

            (a) Rental Amounts. Tenant shall pay to Landlord as minimum rental for the Premises, in advance, without deduction, offset, notice or demand, on or before the Commencement Date and on or before the first day of each subsequent calendar month of the initial term of this Lease, the following amounts per month:

  Months                            Monthly Minimum Rental
  ------                            ----------------------
7/01 - 12/01                     $ 212,537.52 ($1.560/sq ft)
1/02 - 12/02                       261,584.64 ($1.920/sq ft)
1/03 - 12/03                       271,121.58 ($1.990/sq ft)
1/04 - 12/04                       283,383.36 ($2.080/sq ft)
1/05 - 12/05                       479,571.84 ($3.520/sq ft)
1/06 - 12/06                       498,781.96 ($3.661/sq ft)
1/07 - 12/07                       518,673.29 ($3.807/sq ft)
1/08 - 12/08                       539,518.32 ($3.960/sq ft)
1/09 - 12/09                       561,044.56 ($4.118/sq ft)
1/10 - 12/10                       583,524.49 ($4.283/sq ft)
1/11 - 6/11                        606,821.87 ($4.454/sq ft)

If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

            (b) Rental Adjustment Due to Change in Square footage. The minimum rental amounts specified in this Section 3.1 are based upon an agreed area of 136,242 square feet for the Premises as they exist on the Commencement Date. If the area of the Premises increases during the initial term of this Lease as a result of the construction of the new mezzanine area as contemplated in Section 2.3(b) and/or the construction of the new lobby area as contemplated in Section 2.3(c). then beginning on the date the applicable construction is substantially completed and the applicable new area becomes available for use or is actually used by Tenant in the ordinary course of its business, the minimum monthly rent for the remainder of the initial term of this Lease shall be increased, for each month, by an amount equal to the square footage of the newly constructed area (measured in accordance with Section 2.3(b)(iii) or 2.3(c)(iii), as applicable) multiplied by the applicable rental rate per square foot as set forth in Section 3.1(a) above. In the event of any such increase in the area of the Premises during any extended term of this Lease, the minimum monthly rent during such extended term (as otherwise determined pursuant to Section 3.1(c) or 3.1(d), as applicable) shall be increased on a similar basis in strict proportion to the increase in the size of the Premises as a result of the newly constructed area being added to the Premises. Any rental increases due to a change in the square footage of the Premises as a result of Tenant's exercise of a first refusal right under Section 1.3 hereof with respect to any of the First Refusal Space shall be determined and implemented in accordance with the provisions of Section 1.3 and the applicable Offer Notice thereunder.

            (c) Rental Amounts During First Extended Term. If Tenant properly exercises its right to extend the term of this Lease pursuant to Section 2.6 hereof, the minimum rental during the first year of the first extended term shall be equal to the fair market rental value of the Premises (as defined below), including any cost-of-living adjustments or other rental increase provisions then customary in the City of South San Francisco for comparable commercial leases, determined as of the commencement of such extended term in accordance with this paragraph. Upon Landlord's receipt of a proper notice of Tenant's exercise of its option to extend the term of this Lease, the parties shall have sixty (60) days in which to agree on the initial fair market rental (including any applicable rental increase provisions) for the Premises at the commencement of the first extended term for the uses permitted hereunder. If the parties agree on such initial fair market rental and rental increase provisions (if any), they shall execute an amendment to this Lease stating the amount of the applicable minimum monthly rental and any applicable rental increase provisions. If the parties are unable to agree on such rental (including any applicable rental increase provisions) within such sixty (60) day period, then within fifteen (15) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years experience appraising similar commercial properties in northeastern San Mateo County to appraise and set the initial fair market rental and any applicable rental increase provisions for the Premises at the commencement of the first extended term in accordance with the provisions of this Section 3.1(c). If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon an initial fair market rental (and any appropriate rental increase provisions) within thirty (30) days after the appointment of the second, the two appraisers shall appoint a third similarly qualified appraiser within ten (10) days after expiration of such 30-day period; if they are unable to agree upon a third appraiser, then either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the San Mateo County Superior Court for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days after the appointment of the third appraiser, a majority of the three appraisers shall set the initial fair market rental and any applicable rental increase provisions for the first extended term and shall so notify the parties. If a majority are unable to agree within the allotted time, then (i) the three appraised initial fair market rentals shall be added together and divided by three and the resulting quotient shall be the initial fair market rental for the first extended term, and (ii) the applicable rental increase provision shall be equal to the mathematical average (or the nearest reasonable approximation thereto) of the two rental increase provisions that are most closely comparable, which determinations shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease. For purposes of this Section 3.1(c), the "fair market rental" of the Premises shall be determined with reference to the then prevailing market rental rates for properties in the City of South San Francisco with shell and office, laboratory and research and development improvements and site (common area) improvements comparable to those then existing in the Premises and in the Center, taking into account for such determination all tenant improvements then existing in the Premises (including, but not limited to, all fixtures, equipment and laboratory improvements in place in the Premises on the Commencement Date) other than alterations, improvements or equipment which were constructed or installed by Tenant at its sole expense and which Tenant has a right or obligation to remove from the Premises at the expiration of this Lease pursuant to the provisions of Article 9 hereof.

            (d) Rental Amounts During Second Extended Term. If Tenant properly exercises its right to a second extended term of this Lease pursuant to Section
2.6 hereof, the minimum rental and any applicable rental increase provisions during such second extended term shall be determined in the same manner provided in the preceding paragraph for the first extended term, except that the determination shall be made as of the commencement of the second extended term.

      3.2 Late Charge. If Tenant fails to pay rental or other amounts due Landlord hereunder on or before the fifth (5th) day after such rental or other amount is due. such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law, from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to six percent (6%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Center or any portion thereof. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant's default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

                                 4. [Omitted.]

                                 5. [Omitted.]

                                    6. TAXES

      6.1 Personal Property. Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of
(a) any and all alterations, additions and items installed or placed on or in the Premises and taxed as personal property rather than as real property, and/or
(b) all personal property, trade fixtures and other property placed by Tenant on or about the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant's payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Center, then such tax or assessment shall be paid by Tenant to Landlord within fifteen (15) days after presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this
Section 6.1.

      6.2 Real Property. To the extent any real property taxes and assessments on any portions of the Center (including, but not limited to, the Improvements or any portion thereof) leased or occupied solely by Tenant are assessed directly to Tenant, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the applicable portions of the Center. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant's payment thereof. To the extent the Center and/or Improvements are taxed or assessed to Landlord following the Commencement Date, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 7.2 of this Lease) and shall be paid in accordance with the provisions of Article 7 of this Lease.

                              7. OPERATING EXPENSES

      7.1   Payment of Operating Expenses.

            (a) Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, an amount equal to twenty-four and twenty-one hundredths percent (24.21%) ("Tenant's Operating Cost Share") of the Operating Expenses defined in Section 7.2; provided, however, that the Tenant's Operating Cost Share set forth in the preceding portion of this sentence shall apply only to expenses that are determined and allocated by Landlord on a Center-wide basis, subject to any adjustments required under any other applicable provisions of this Section 7.1, and that Tenant's Operating Cost Share shall be seventy-six and fifty-seven hundredths percent (76.57%) with respect to any Operating Expenses defined in Section 7.2 that are reasonably allocable solely to the Phase I Property. As of the date of this Lease. Landlord represents that the four buildings in which the Premises are located are the only buildings located on the Phase I Property and that Landlord's current practice is to determine and allocate all Operating Expenses (including, but not limited to, real and personal property taxes and assessments, insurance, building maintenance, property management, landscape maintenance and irrigation, and parking area maintenance and lighting) on a stand-alone basis to the Phase I Property.

            (b) Tenant's Operating Cost Share as specified in paragraph (a) of this Section with respect to Operating Expenses which are determined and allocated on a Center-wide basis is based upon an area of 136,242 square feet for the Premises and upon an aggregate area of 562,859 square feet for the existing buildings owned by Landlord in the Center as depicted in the Site Plan. Tenant's Operating Cost Share as specified in paragraph (a) of this Section with respect to Operating Expenses which are determined and allocated solely to the Phase I Property is based upon an area of 136,242 square feet for the Premises and upon an aggregate area of 177,938 square feet for the existing buildings on the Phase I Property. If the actual area of the buildings on the Phase I Property from time to time or of the buildings owned from time to time by Landlord in the Center and consolidated with the buildings in which the Premises are located for operation, maintenance, common area and Operating Expense purposes, as applicable, as such area is determined in good faith by Landlord's architect on the same basis of measurement under which the Premises have been determined to contain 136,242 square feet (from the exterior faces of exterior walls and from the dripline of any overhangs, except that in the case of any two-story recesses or overhangs, the area to the dripline of the overhang is counted as part of the area of the first story but not as part of the area of the second story), differs from the assumed figures set forth above (including, but not limited to, any such difference arising from the construction of additional buildings in the Center as contemplated in Section 7.1(c) hereof), or if the area of the Premises changes from time to time pursuant to the construction of additional areas of the Premises pursuant to Section 2.3(b) and/or 2.3(c) and/or pursuant to Tenant's exercise of a first refusal right pursuant to Section 1.3 hereof, then Tenant's Operating Cost Share as it applies to Operating Expenses that are determined and allocated on a Center-wide basis or that are determined and allocated solely with respect to the Phase I Property, as applicable, shall be adjusted to reflect the actual areas so determined as they exist from time to time; provided, however, that in the event Tenant exercises a first refusal right with respect to the 280 East Grand Building, Landlord hereby advises Tenant that it is presently Landlord's practice to account for all Operating Expenses attributable or allocable to the separate legal parcel on which the 280 East Grand Building is located on a stand-alone basis and to allocate such Operating Expenses one hundred percent (100%) to the tenant(s) of the 280 East Grand Building.

            (c) If Landlord at any time constructs additional buildings in the Center or on any adjacent property owned by Landlord and operated, for common area purposes, on an integrated basis with the Center, then Tenant's Operating Cost Share as it applies to Operating Expenses that are determined and allocated on a Center-wide basis shall be adjusted to be equal to the percentage determined by dividing the gross square footage of the Premises as they exist from time to time by the gross square footage of all buildings located in the Center or on any applicable adjacent property owned by Landlord as described above. In determining such percentage, a building shall be taken into account from and after the date on which a tenant first enters into possession of the building or a portion thereof, and the good faith determination of the gross square footage of any such building by Landlord's architects shall be final and binding upon the parties.

      7.2     Definition Of Operating Expenses.

            (a) Subject to the exclusions and provisions hereinafter contained, the term "Operating Expenses" shall mean the total costs and expenses incurred by or allocable to Landlord for management, operation and maintenance of the Improvements, the Center, the buildings in the Center, and the real property on which the Center is located (or, in the case of items that are determined and allocated on a stand-alone basis as described in Section 7.1. that portion of the Center that consists of the separate legal parcel or parcels containing the buildings in which the Premises are located), including, without limitation, costs and expenses of (i) insurance (including earthquake and environmental insurance), property management, landscaping, and the operation, repair and maintenance of buildings and Common Areas; (ii) all utilities and services;
(iii) real and personal property taxes and assessments or substitutes therefor levied or assessed against the Center or any part thereof, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (iv) supplies, equipment, utilities and tools used in management, operation and maintenance of the Center;
(v) expenditures for capital improvements to the Center, the Improvements or the buildings in the Center, amortized over a reasonable period determined in accordance with generally accepted accounting principles applied on a consistent basis, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute or (bb) which are required by law, ordinance, regulation or order of any governmental authority or (cc) of which Tenant has use or which benefit Tenant; and (vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges) allocable to or paid by Landlord, as owner of the Center, the buildings therein or the Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declarations of covenants, conditions and restrictions now or hereafter affecting the Center or any other property over which Tenant has non-exclusive use rights as contemplated in Section 1.1
(b) hereof. Operating Expenses shall not include any costs attributable to Landlord's Work, nor any costs attributable to the initial construction of the buildings in the Center or of Common Area improvements in the Center. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis or in accordance with tax accounting principles, as determined in good faith by Landlord's accountants.

            (b) Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Operating Expenses:

                  (i) Costs of maintenance or repair of the roof membrane for any building, except during periods (if any) in which costs of maintenance or repair of the roof membrane for the buildings in which the Premises are located are likewise included as an Operating Expense (rather than being incurred directly by Tenant or passed through directly to Tenant);

                  (ii) Leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating or improving space for tenants or other occupants or prospective tenants or other occupants of the Center or of any other property owned by Landlord;

                  (iii) The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and operating expenses payable under the lease with that tenant;

                  (iv) Any depreciation on the buildings in which the Premises are located or on any other improvements in the Center or on any other property owned by Landlord;

                  (v) Expenses in connection with services or other benefits of a type that are not offered or made available to Tenant but that are provided to another tenant of the Center or of any other property owned by Landlord;

                  (vi) Costs incurred due to Landlord's violation of any terms or conditions of this Lease or of any other lease relating to the buildings in which the Premises are located or to any other portion of the Center or of any other property owned by Landlord:

                  (vii) Overhead profit increments paid to any subsidiary or affiliate of Landlord for management or other services on or to the Center or any portion thereof or any other property owned by Landlord, or for supplies or other materials to the extent that the cost of the services, supplies or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis;

                  (viii) All interest, loan fees and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other amounts payable under any ground or underlying lease, or under any lease for any equipment ordinarily considered to be of a capital nature (except (A) janitorial equipment which is not affixed to the applicable buildings and/or (B) equipment the cost of which, if purchased, would be considered an amortizable Operating Expense under the provisions of this Section
7.2. notwithstanding the capital nature of such equipment);

                  (ix) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

                  (x) Advertising and promotional expenditures:

                  (xi) Costs of repairs and other work occasioned by fire, windstorm or other casualty of an insurable nature, except to the extent of any applicable deductible amounts under insurance actually carried by Landlord;

                  (xii) Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority or of this Lease or any other lease of any portion of the Center or any other property owned by Landlord, or due to Landlord's negligence or willful misconduct;

                  (xiii) Management fees allocable to the Phase I Property to the extent they exceed the following percentages of the gross income (rent and Operating Expenses) received by Landlord with respect to the Phase I Property during the applicable period: (A) from the Commencement Date through December 31,2004, two and one half percent (2.5%); and (B) from January 1,2005 through the remaining term of this Lease (including any extension term(s)), one and one half percent (1.5%);

                  (xiv) Costs for sculpture, paintings or other objects of art, and for any insurance thereon or extraordinary security in connection therewith;

                  (xv) Wages, salaries or other compensation paid to any executive employees above the grade of building manager;

                  (xvi) The cost of correcting any building code or other violations which were violations prior to the Commencement Date;

                  (xvii) The cost of containing, removing or otherwise remediating any contamination of the Center (including the underlying land and groundwater) by any toxic or hazardous materials (including, without limitation, asbestos and PCBs); and

                  (xviii) During any period when the Center is owned by a person or entity which is not a person or entity controlling, controlled by or under common control with either Landlord or Slough Estates USA Inc., earthquake and/or environmental insurance premiums in excess of rates that are commercially reasonable under then existing market conditions.

      7.3 Determination Of Operating Expenses. Tenant is already paying estimated Operating Expenses, pursuant to the Existing Lease, for calendar year 2001 based on estimates previously furnished by Landlord to Tenant. During the last month of each calendar year of the term of this Lease ("Lease Year"), or as soon thereafter as practical. Landlord shall provide Tenant notice of Landlord's estimate of the Operating Expenses for the ensuing Lease Year or applicable portion thereof. On or before the first day of each month during each Lease Year or applicable portion thereof, beginning on the Commencement Date, Tenant shall pay to Landlord Tenant's Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a prorata basis) to such month; provided, however, that if such notice is not given in the last month of a Lease Year, Tenant shall continue to pay on the basis of the prior year's estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

      7.4   Final Accounting For Lease Year.

            (a) Within ninety (90) days after the close of each Lease Year, or as soon after such 90-day period as practicable. Landlord shall deliver to Tenant a statement of Tenant's Operating Cost Share of the Operating Expenses for such Lease Year prepared by Landlord from Landlord's books and records, which statement shall be final and binding on Landlord and Tenant (except as provided in Section 7.4(b)). If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such Lease Year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant's obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.

            (b) At any time within three (3) months after receipt of Landlord's annual statement of Operating Expenses as contemplated in Section 7.4(a), Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord's office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Operating Expenses for the immediately preceding Lease Year covered by such annual statement or, if Tenant so elects by written notice to Landlord, to request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the San Mateo County Superior Court upon the application of either Landlord or Tenant (with notice to the other party). In either event, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant or by any of their respective affiliates. The audit shall be limited to the determination of the amount of Operating Expenses for the subject Lease Year, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of Operating Expenses billed to or paid by Tenant for the applicable Lease Year was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject Lease Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this Section 7.4.

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

      7.5 Proration. If the Commencement Date falls on a day other than the first day of a Lease Year or if this Lease terminates on a day other than the last day of a Lease Year, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial Lease Year shall be prorated on the basis which the number of days during such Lease Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 7.4 to be performed after such termination.

                                8.    UTILITIES

      8.1 Payment. Commencing with the Commencement Date and thereafter throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Premises (other than any separately metered costs for water, electricity or other services or utilities furnished with respect to the Common Areas, which costs, to the extent paid by Landlord, shall constitute Operating Expenses under Section 7.2 hereof), including any taxes on such services and utilities. It is the intention of the parties that all such services shall be separately metered to the Premises. In the event that any of such services supplied to the Premises are not separately metered, then the amount thereof shall be an item of Operating Expenses and shall be paid as provided in Article 7.

      8.2 Interruption. There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used with respect to the Premises or the Center because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause. Notwithstanding the foregoing provisions of this Section 8.2, however, in the event of any interruption or failure of any service or utility to the Premises that (i) is caused in whole or in material part by the active negligence or willful misconduct of Landlord or its agents or employees and (ii) continues for more than three (3) business days and (iii) materially impairs Tenant's ability to use the Premises for their intended purposes hereunder, then following such three (3) business day period. Tenant's obligations for payment of rent and other charges under this Lease shall be abated in proportion to the degree of impairment of Tenant's use of the Premises or applicable portion thereof, and such abatement shall continue until Tenant's use of the Premises is no longer materially impaired thereby.

                              9. ALTERATIONS; SIGNS

      9.1 Right To Make Alterations. Tenant shall make no alterations, additions or improvements to the Premises, the buildings in which the Premises are located or the Center. other than (i) alterations, additions or improvements to Tenant's Property (as defined in, and subject to the provisions of, Section
9.2 below), and/or (ii) other interior non-structural alterations costing less than Fifty Thousand Dollars ($50,000.00) in the aggregate during any twelve (12) month period, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All such alterations, additions and improvements shall be completed with due diligence in a first-class workmanlike manner, in compliance with plans and specifications approved in writing by Landlord and in compliance with all applicable laws, ordinances, rules and regulations, and to the extent Landlord's consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord. Tenant shall cause any contractors engaged by Tenant for work in the Premises or on the Property to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming as additional insureds Landlord and any of its partners, shareholders, property managers and lenders designated by Landlord for this purpose, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. Notwithstanding any other provisions of this Section 9.1, under no circumstances shall Tenant make any structural alterations or improvements, or any substantial changes to the roof or substantial equipment installations on the roof, or any substantial changes or alterations to the building systems, without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed). If Tenant so requests in seeking Landlord's consent to any alterations, additions or improvements, Landlord shall specify in granting such consent whether Landlord intends to require that Tenant remove such alterations, additions or improvements (or any specified portions thereof) upon expiration or termination of this Lease. Landlord shall receive no fee for supervision, profit, overhead or general conditions in connection with any alterations, additions or improvements constructed or installed by Tenant under this Lease.

      9.2 Title To Alterations. All alterations, additions and improvements existing in the Premises on the Commencement Date or thereafter installed in, on or about the Premises or the Center (except as otherwise expressly provided in this Section 9.2) shall become part of the Center and the real property on which it is located and shall become the property of Landlord, unless Landlord elects, in the case of any alterations, additions or improvements installed after the Commencement Date, to require Tenant to remove the same upon the termination of this Lease (subject to the provisions of Section 9.2(c) below).

            (a) Landlord's Property. The parties specifically agree that the alterations, additions and improvements which are or shall be part of the Center and are or shall be the property of Landlord shall include (but not be limited to) (i) built-in coldrooms, (ii) air lines, plumbing, electrical wiring and other similar systems associated with any of Tenant's (A) built-in coldrooms,
(B) laboratory casework, (C) vacuum pumps, (D) compressors, and/or (E) water purification and deionized water systems, (iii) plumbing, electrical wiring and other similar systems associated with Tenant's animal water system and located within walls, ceilings or floors, and (iv) wiring and jacks associated with Tenant's telephone systems, computer network systems and security systems, but shall not include Tenant's Property (as defined in Section 9.2(b) below) except to the extent purchased by Landlord pursuant to Section 9.2(g), if applicable.

            (b) Tenant's Property. With respect to any portions of the Premises as they exist from time to time that are located on the Phase I Property, the term "Tenant's Property" shall mean all of the following items: (i) movable personal property, office furniture and/or modular office furniture systems, movable equipment and trade fixtures; (ii) lab benches, built-in fume hoods, plumbing fixtures and other laboratory casework (collectively, the "Option Property"), but excluding air lines, plumbing, electrical wiring and other similar systems associated with any of such laboratory casework and/or built-in fume hoods; (iii) compressors, excluding air lines, plumbing, electrical wiring and other similar systems associated with any of such compressors; (iv) vacuum pumps, excluding plumbing, electrical wiring and other similar systems associated with any of such vacuum pumps; (v) water purification systems and/or deionized water systems, excluding plumbing, electrical wiring and other similar systems associated with any of such water purification or deionized water systems; (vi) auxiliary generators and transfer switches; (vii) telephone systems and desk sets, excluding wiring and jacks; (viii) computer network systems, excluding wiring and jacks; (ix) security system, excluding wiring and jacks; (x) cage and rack washers; (xi) glassware washers; (xii) autoclaves;
(xiii) Edstram animal water system, excluding plumbing, electrical wiring and other similar systems associated with such animal water system; (xiv) freestanding coldrooms; and (xv) movable fume hoods.

            (c) Removal of Tenant's Property at End of Term. Notwithstanding anything to the contrary contained in the foregoing provisions, the parties specifically agree that the Option Property shall not become the property of Landlord unless, and then only to the extent that, Landlord exercises its purchase option in accordance with Section 9.2(g) below. Tenant shall have the right to remove at the termination or expiration of this Lease, subject to any specific limitations set forth in this Article 9. any or all of Tenant's Property. Tenant shall promptly repair any damage caused by its removal of any of Tenant's Property during or at the expiration of the term of this Lease. Notwithstanding any other provisions of this Article 9, however, if Tenant requests Landlord's written consent to any alterations, additions or improvements under Section 9.1 hereof after the Commencement Date and, in requesting such consent, asks that Landlord specify whether Landlord will require removal of such alterations, additions or improvements upon termination or expiration of this Lease, then Landlord shall not be entitled to require such removal unless Landlord specified its intention to do so at the time of granting of Landlord's consent to the requested alterations, additions or improvements.

            (d) Items Located in Premises Outside the Phase I Property. With respect to any portions of the Premises as they exist from time to time that are located outside the Phase I Property (such as, for example, the 280 East Grand Building if hereafter added to the Premises pursuant to Section 1.3 hereof), the term "Tenant's Property" shall not include any lab benches, built-in fume hoods, plumbing fixtures and other laboratory casework (which items shall instead be deemed upon installation, or upon commencement of Tenant's leasing of such additional Premises to the extent such items were installed by Landlord or a predecessor tenant prior to such commencement, to be Landlord's property and to be part of the Center and of the real property on which it is located) and shall include items described in any of the other clauses of Section 9.2(b) only to the extent such items are installed by Tenant in such additional Premises at Tenant's sole expense.

            (e) Tenant's Rights to Modify. Etc. and Remove Tenant's Property: As provided in Sections 9.1 and 9.2, but subject to any limitations expressly set forth in this Article 9, Tenant shall generally have the right throughout the term of this Lease to install, alter, modify, improve, replace and remove Tenant's Property without Landlord's consent and shall generally have the right at the termination or expiration of this Lease to remove Tenant's Property, provided that Tenant shall, at all times prior to the lapse (if any), unexercised, of Landlord's purchase option under Section 9.2(g) with respect to the Option Property, maintain in the Premises a quality and quantity of laboratory casework, lab benches and built-in fume hoods that is not materially less than the quality and quantity of such items located in the Premises on the Commencement Date (subject to the effects of ordinary wear and tear and to the effects of damage, destruction or other casualty, the latter of which shall be governed by the provisions of Article 15 hereof).

            (f) Tenant's Right to Encumber Tenant's Property. Tenant shall also have the right, notwithstanding any other provisions of this Article 9 (including, but not limited to, Landlord's purchase option for the Option Property pursuant to Section 9.2(g) below), to use Tenant's Property as security for third-party financing during the term of this Lease, and Landlord agrees to cooperate in all reasonable respects with any such third-party financing sought by Tenant against the security of Tenant's Property, including recognition by Landlord of the lender's right, subject to reasonable conditions, to foreclose upon and remove Tenant's Property upon a default by Tenant under such financing.

            (g) Landlord's Purchase Option. Landlord shall have the option, exercisable by written notice to Tenant no less than ninety (90) days before the expiration of the term of this Lease (or concurrently with any earlier termination of this Lease by Landlord pursuant to a default by Tenant, if applicable), to purchase from Tenant (and thereby require Tenant to leave behind in the Premises upon such expiration or termination, notwithstanding any other provisions of this Section 9.2) all then existing Option Property for a purchase price of Six Hundred Fifty Thousand Dollars ($650,000.00) payable to Tenant in cash concurrently with and in exchange for Tenant's delivery to Landlord of a bill of sale, in form and substance reasonably satisfactory to Landlord, conveying to Landlord all such Option Property in its then existing condition, as is, but free and clear of any liens or encumbrances created by or through Tenant. If Landlord does not timely exercise such purchase option, then Tenant shall have the same right to remove the Option Property from the Premises prior to or upon termination or expiration of this Lease as Tenant has with respect to the rest of Tenant's Property, subject to any express conditions or restrictions set forth in this Article 9 with respect to such removal.

      9.3 Tenant Fixtures. Subject to Sections 9.2 and 9.5, Tenant may install, remove and reinstall Tenant's Property and other trade fixtures without Landlord's prior written consent, except that installation and removal of any fixtures which affect the exterior or structural portions of the buildings in which the Premises are located or the building systems therein shall require

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Landlord's written approval, which approval shall not be unreasonably withheld or delayed. Subject to the provisions of Section 9.5, the foregoing shall apply to Tenant's signs, logos and insignia, all of which Tenant shall have the right to place and remove and replace (a) only with Landlord's prior written consent as to location, size and composition, which consent shall not be unreasonably withheld or delayed, and (b) only in compliance with all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Center. Tenant shall immediately repair any damage caused by installation and removal of fixtures under this Section 9.3.

      9.4 No Liens. Tenant shall at all times keep the Premises, the buildings in which the Premises are located and the Center free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Premises or in the Center. Notwithstanding the preceding sentence, Tenant may contest any claim of lien, but only if, prior to such contest. Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or
(ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the applicable buildings or improvements and the Center. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys' fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.

      9.5   Signs. Without limiting the generality of the provisions of Section
9.3 hereof. Tenant shall have the right to display its corporate name and logo on the buildings in which the Premises are located and in front of the principal entrances to the Premises. subject to Landlord's prior approval as to location, size, design and composition (which approval shall not be unreasonably withheld or delayed), subject to the established sign criteria for the Britannia Pointe Grand Business Park and subject to all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Center. Landlord hereby expressly confirms that it has already approved all of Tenant's signage existing on and about the Premises as of the Commencement Date, and that in the event a new lobby is constructed as contemplated in Section 2.3(c) above, Landlord will approve, at Tenant's request, any new exterior signage that is substantially similar to or reasonably comparable to the signage then maintained, with Landlord's consent, by other major tenants in the Center.

                           10. MAINTENANCE AND REPAIRS

      10.1  Landlord's Work.

            (a) Landlord shall repair and maintain or cause to be repaired and maintained the driveways, parking areas, landscaping and other Common Areas of the Center and the structural roof, roof membrane, exterior walls, foundation and other structural portions of the buildings in which the Premises are located. The cost of all work performed by Landlord under this Section 10.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence of Landlord, (ii) is a capital expenditure not includible as an Operating Expense under Section 7.2 hereof, (iii) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section 12.6 hereof, subject to the release set forth in Section 12.4 hereof), or (iv) involves repair or maintenance of the roof membrane on any of the applicable buildings (in which event there shall be charged back directly to Tenant, as additional rent and not as an Operating Expense, but subject to the same limitations set forth for Operating Expenses in Section 7.2 for purposes of determining what are capital items and what portion, if any, of capital items can properly be allocated to a particular year or other applicable period, a prorata share of the cost of such repair or maintenance calculated on the basis of the percentage of the applicable building that is occupied by Tenant). Tenant knowingly and voluntarily waives the right to make repairs at Landlord's expense, except to the

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extent permitted by Section 10.1 (b) below, or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

            (b) If Landlord fails to perform any repairs or maintenance required to be performed by Landlord on the buildings in which the Premises are located under Section 10.1(a) and such failure continues for thirty (30) days or more after Tenant gives Landlord written notice of such failure (or, if such repairs or maintenance cannot reasonably be performed within such 30-day period, then if Landlord fails to commence performance within such 30-day period and thereafter to pursue such performance diligently to completion), then Tenant shall have the right to perform such repairs or maintenance and Landlord shall reimburse Tenant for the reasonable cost thereof within fifteen (15) days after written notice from Tenant of the completion and cost of such work, accompanied by copies of invoices or other reasonable supporting documentation. Under no circumstances, however, shall Tenant have any right to offset the cost of any such work against rent or other charges falling due from time to time under this Lease.

      10.2  Tenant's Obligation For Maintenance.

            (a) Good Order, Condition And Repair. Except as provided in Section
10.1 hereof, and except for damage caused by Landlord or its agents, employees or contractors (which shall be the sole responsibility of Landlord, subject to the release set forth in Section 12.4 hereof) or by an event of casualty or condemnation (which shall be governed by Article 15 hereof). Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Premises and every part thereof, wherever located, including but not limited to the signs, interior, ceiling, electrical system, plumbing system, telephone and communications systems of the buildings in which the Premises are located, the HVAC equipment and related mechanical systems serving the Premises (for which equipment and systems Tenant shall enter into a service contract with a person or entity designated or approved by Landlord), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of the Premises and all other interior repairs, foreseen and unforeseen, with respect to the Premises, as required.

            (b) Landlord's Remedy. If Tenant, after notice from Landlord, fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Premises and make the repairs or perform the maintenance necessary to restore the Premises to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

            (c) Condition Upon Surrender. At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and the Improvements, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear excepted, first, however, removing all goods and effects of Tenant and all and fixtures and items required to be removed or specified to be removed at Landlord's election pursuant to this Lease (including, but not limited to, any such removal required as a result of an election duly made by Landlord to require such removal as contemplated in Section 9.2), and repairing any damage caused by such removal. Tenant shall not have the right to remove fixtures or equipment if Tenant is in default hereunder, beyond any applicable cure period, unless Landlord specifically waives this provision in writing. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Premises by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord's election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant's cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

                               11. USE OF PREMISES

      11.1 Permitted Use. Subject to Sections 11.3, 11.4 and 11.6 hereof. Tenant shall use the Premises solely for a laboratory research and development facility, including (but not limited to) wet chemistry and biology labs, clean rooms, light manufacturing, storage and use of toxic and radioactive materials (subject to the provisions of Section 11.6 hereof), storage and use of laboratory animals, administrative offices, and other lawful purposes reasonably related to or - incidental to such specified uses (subject in each case to receipt of all necessary approvals from the City of South San Francisco and other governmental agencies having jurisdiction over the Premises), and for no other purpose.

      11.2  [Omitted.]

      11.3 No Nuisance. Tenant shall not use the Premises or the Center for or carry on or permit within the Center or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of Landlord in the Premises or the Center, nor commit or allow to be committed any waste in, on or about the Center. Tenant shall not do or permit anything to be done in or about the Center, nor bring nor keep anything therein, which will in any way cause the Center to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

      11.4 Compliance With Laws. Tenant shall not use the Premises or the Center or permit the Premises or the Center to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Premises and Improvements therein equipped with all safety appliances required by law, ordinance or insurance on the Center, or any order or regulation of any public authority, because of Tenant's particular use of the Premises and the Center. Tenant shall procure all licenses and permits required for Tenant's use of the Premises and the Center. Tenant shall use the Premises and the Center in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Premises and the Center by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto in the Premises or the Center as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Center (collectively, "Requirements") because of Tenant's construction of improvements in or other particular use of the Premises or the Center. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant's construction of improvements in the Premises or other particular use of the Premises or the Center shall, at Landlord's election, either (i) be made by Tenant, at Tenant's sole cost and expense, in accordance with the procedures and standards set forth in Section 9.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant's sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all reasonable costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

      11.5 Liquidation Sales. Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Premises or the Center, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

      11.6  Environmental Matters.

            (a) For purposes of this Section, "hazardous substance" shall mean the substances included within the definitions of the term "hazardous substance" under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Sections 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the Hazardous Materials Release Response Plans and Inventory Act, California Heath
& Safety Code Sections 25500 et seq., and regulations promulgated thereunder, as amended, and (iv) petroleum; "hazardous waste" shall mean (i) any waste listed as or meeting the identified characteristics of a "hazardous waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., and regulations promulgated pursuant thereto, as amended (collectively, "RCRA").
(ii) any waste meeting the identified characteristics of "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under the California Hazardous Waste Control Law, California Health & Safety Code Sections 25100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the "CHWCL"), and/or (iii) any waste meeting the identified characteristics of "medical waste" under California Health & Safety Code Sections 25015-25027.8, and regulations promulgated thereunder, as amended; and "hazardous waste facility" shall mean a hazardous waste facility as defined under the CHWCL.

            (b) Without limiting the generality of the obligations set forth in
Section 11.4 of this Lease:

                  (i) Tenant shall not cause or permit any hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Premises or the Center without the prior written consent of Landlord, which consent shall not be unreasonably withheld, except that Tenant, in connection with its permitted use of the Premises as provided in Section 11.1, may keep, store and use materials that constitute hazardous substances which are customary for such permitted use, provided such hazardous substances are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.

                  (ii) Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes by Tenant or its agents or employees, and Tenant will provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Premises and the Center from time to time.

                  (iii) Tenant shall not (A) operate on or about the Premises or the Center any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Premises or the Center for ninety (90) days or more, nor (C) conduct any other activities on or about the Premises or the Center that could result in the Premises or the Center being deemed to be a "hazardous waste facility" (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result).

                  (iv) Tenant shall comply with all applicable laws, rules, regulations, orders and permits relating to underground storage tanks installed by Tenant or its agents or employees or at the request of Tenant (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code Section 25281 (x), including, without limitation, complying with California Health & Safety Code Sections 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks located on or under the Premises or the Center.

                  (v) If applicable, Tenant shall provide Landlord in writing the following information and/or documentation within thirty (30) days after the Commencement Date, and shall update such information at least annually, on or before each anniversary of the Commencement Date, to reflect any change in or addition to the required information and/or documentation (provided, however, that in the case of the materials described in subparagraphs (B), (C) and (E) below, Tenant shall not be required to deliver copies of such materials to Landlord but shall maintain copies of such materials to such extent and for such periods as may be required by applicable law and shall permit Landlord or its representatives to inspect and copy such materials during normal business hours at any time and from time to time upon reasonable notice to Tenant):

                        (A) A list of all hazardous substances and/or wastes that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations on the Premises and in the Center.

                        (B) All Material Safety Data Sheets ("MSDS's"), if any, required to be completed with respect to operations of Tenant at the Premises and in the Center from time to time in accordance with Title 26, California Code of Regulations Section 8-5194 or 42 U.S.C. Section 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDS's.

                        (C) All hazardous waste manifests (as defined in Title 26, California Code of Regulations Section 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Premises and in the Center.

                        (D) A copy of any Hazardous Materials Management Plan required from time to time with respect to Tenant's operations at the Premises and in the Center, pursuant to California Health & Safety Code Sections 25500 et seq., and any regulations promulgated thereunder, as amended.

                        (E) Any Contingency Plans and Emergency Procedures required of Tenant from time to time due to its operations in accordance with Title 26, California Code of Regulations Section 22-67140 et seq., and any amendments thereto, and any Training Programs and Records required under Title 26, California Code of Regulations. Section 22-67105, and any amendments thereto.

                        (F) Copies of any biennial reports to be furnished to the California Department of Health Services from time to time relating to hazardous substances or wastes, pursuant to Title 26, California Code of Regulations, Section 22-66493, and any amendments thereto.

                        (G) Copies of all industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations on the Premises and in the Center.

                        (H) Copies of any other lists or inventories of hazardous substances and/or wastes on or about the Premises and/or the Center that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.

                  (vi) Tenant shall secure Landlord's prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of "radioactive materials" or "radiation," as such materials are defined in Title 26, California Code of Regulations Section 17-30100, and/or any other materials possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion; provided, that such approval shall not be required for any radioactive materials for which Tenant has secured prior written approval of the Nuclear Regulatory Commission and delivered to Landlord a copy of such approval. Tenant, in connection with any such authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

                        (A) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits issued to or applicable to Tenant with respect to its business operations on the Premises and in the Center;

                        (B) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord and its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of by Tenant or in connection with the operation of Tenant's business on the Premises and in the Center from time to time, to the extent not already disclosed through delivery of a copy of a Nuclear Regulatory Commission approval with respect thereto as contemplated above; and

                        (C) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation by Tenant or in connection with the operation of Tenant's business on the Premises and in the Center from time to time.

                  (vii) Tenant shall comply with any and all applicable laws, rules, regulations and orders of any governmental authority with respect to the release into the environment of any hazardous wastes or substances or radiation or radioactive materials by Tenant or its agents or employees. Tenant shall give Landlord immediate verbal notice of any unauthorized release of any such hazardous wastes or substances or radiation or radioactive materials into the environment, and shall follow such verbal notice with written notice to Landlord of such release within ten (10) business days after the date Tenant became aware of such release.

                  (viii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to loss of rental income), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this paragraph 11.6(b), or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous substance or waste or any radioactive material or radiation on or about the Premises or the Center as a proximate result of Tenant's use of the Premises or the Center or as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant.

                  (ix) Tenant shall cooperate with Landlord in furnishing Landlord with complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any hazardous substances or wastes or radiation or radioactive materials. Upon request, Tenant shall grant Landlord reasonable access at reasonable times to the Premises to inspect Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials, provided that Landlord uses reasonable efforts to avoid any unreasonable interference with Tenant's business operations in exercising such access and inspection rights, without thereby being deemed guilty of any disturbance of Tenant's use or possession and without being liable to Tenant in any manner.

                  (x) Notwithstanding Landlord's rights of inspection and review under this paragraph 11.6(b), Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph 11.6(b).

                  (xi) If Tenant receives, handles, uses, stores, transports, generates, treats and/or disposes of any hazardous substances or wastes or radiation or radioactive materials on or about the Premises or the Center at any time during the term of this Lease, then within thirty (30) days after the termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating the presence or absence of hazardous substances and wastes, radiation and radioactive materials on and about the Premises and the Center. Such study shall be based on a reasonable and prudent level of tests and investigations of the Premises and surrounding areas (if appropriate), which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with Sections 11.4, 11.6, 12.6 and other applicable provisions of this Lease.

            (c) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Premises or in the Center of any hazardous substances or wastes or radiation or radioactive materials as of the Commencement Date (other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant, or as a result of or in connection with Tenant's prior business operations on the Premises and in the Center), and /or (ii) any unauthorized release into the environment (including, but not limited to, the Premises and/or the Center) of any hazardous substances or wastes or radiation or radioactive materials to the extent such release results from the negligence of or willful misconduct or omission by Landlord or its agents or employees.

            (d) The provisions of this Section 11.6 shall survive the termination of this Lease.

                           12. INSURANCE AND INDEMNITY

      12.1  Insurance.

            (a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, commercial general liability insurance to protect against liability to the public, or to any invitee of Tenant or Landlord, arising out of or related to the use of or resulting from any accident occurring in, upon or about the Premises, with limits of liability of not less than (i) Two Million Dollars ($2,000,000.00) for injury to or death of one person, (ii) Five Million Dollars ($5,000,000.00) for personal injury or death, per occurrence, and (iii) One Million Dollars ($1,000,000.00) for property damage, or combined single limit of liability of not less than Five Million Dollars ($5,000,000.00). Such insurance shall name Landlord, its general partners, its Managing Agent and any lender holding a deed of trust on the Center or any portion thereof from time to time (as designated in writing by Landlord to Tenant from time to time) as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease. Tenant shall also procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, products/completed operations coverage in an amount of not less than Five Million Dollars ($5,000,000.00) and on other terms customary in Tenant's industry for companies engaged in the marketing of products on a scale comparable to that in which Tenant is engaged from time to time.

            (b) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 7.2 hereof), commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Center, with combined single limit of liability of not less than Five Million Dollars ($5,000,000.00) per occurrence for bodily injury and property damage.

            (c) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 7.2 hereof), policies of property insurance providing protection against "all risk of direct physical loss" (as defined by and detailed in the Insurance Service Office's

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Commercial Property Program "Cause of Loss--Special Form [CP1030]" or its
equivalent) for the shell of the buildings in which the Premises are located and for the improvements in the Common Areas of the Center, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an "agreed amount" basis). Such insurance shall include earthquake and environmental coverage and shall have such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate. Landlord shall have no obligation to carry property damage insurance for Tenant's Property, for Tenant's personal property or, except as expressly set forth in paragraph (d) below, for any alterations, additions or improvements installed by Tenant or by any predecessor tenant in the buildings in which the Premises are located or on or about the Center.

            (d) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense (chargeable, in Landlord's discretion, either as an Operating Expense allocable 100% to Tenant or as a direct pass-through to Tenant), policies of property insurance providing protection against "all risk of direct physical loss" (as defined by and detailed in the Insurance Service Office's Commercial Property Program "Cause of Loss-Special Form [CP1030]" or its equivalent) for the tenant improvements existing in the Premises on the Commencement Date (other than Tenant's Property, which it shall be Tenant's responsibility to insure pursuant to paragraph (e) below), on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an "agreed amount" basis). Such insurance may have such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear. The coverage required to be maintained under this paragraph (d) may, in Landlord's discretion, be added to or combined with Landlord's master policy carried under paragraph (c) above (but, if not actually carried as part of Landlord's master policy under paragraph (c) above, shall not carry a premium materially higher than would apply if such coverage were being carried as part of Landlord's master policy under paragraph (c) above), in which event Tenant shall be named as an insured only with respect to the portion of the policy that covers tenant improvements as described in this paragraph (d). Tenant shall provide to Landlord from time to time, upon request by Landlord annually or at other reasonable intervals, an updated schedule of values for such existing tenant improvements, and Landlord shall have no obligation or liability with respect to any underinsurance of tenant improvements that results from Tenant's failure to keep Landlord informed from time to time, on a current basis, of the insurable value of such tenant improvements.

            (e) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, policies of property insurance providing protection against "all risk of direct physical loss" (as defined by and detailed in the Insurance Service Office's Commercial Property Program "Cause of Loss-Special Form [CP1030]" or its equivalent) for Tenant's Property as it exists in the Premises on the Commencement Date and for all other alterations, additions and improvements installed by Tenant from time to time in or about the Premises after the Commencement Date (except as Landlord and Tenant may otherwise mutually agree in writing from time to time), on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an "agreed amount" basis). Such insurance may have such commercially reasonable deductibles and other terms as Tenant in its reasonable discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear.

      12.2 Quality Of Policies And Certificates. All policies of insurance required hereunder shall be issued by responsible insurers and, in the case of policies carried or required to be carried by Tenant, shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are in effect. The coverage provided by such policies shall include the clause or endorsement referred to in
Section 12.4. If Tenant fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 12 or to pay the premium therefor, then Landlord, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance on behalf of or in place of Tenant shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall obtain written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation of coverage.

      12.3 Workers' Compensation. Tenant shall maintain in full force and effect during the term of this Lease workers' compensation insurance in at least the minimum amounts required by law, covering all of Tenant's employees working on the Premises or in the Center.

      12.4 Waiver Of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder. Landlord and Tenant each waive any right to recover against the other with respect to (i) damage to property, (ii) damage to the Premises or the Center or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under clauses (i)-(iii) hereof are covered, and only to the extent of such coverage, by casualty insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any casualty insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

      12.5 Increase In Premiums. Tenant shall do all acts and pay all expenses necessary to insure that the Premises are not used for purposes prohibited by any applicable fire insurance, and that Tenant's use of the Premises and the Center complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Premises to be used in a manner which increases the existing rate of any insurance carried by Landlord on the Center and such use continues for longer than a reasonable period specified in any written notice from Landlord to Tenant identifying the rate increase and the factors causing the same, then Tenant shall pay the amount of the increase in premium caused thereby, and Landlord's costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

      12.6  Indemnification.

            (a) Tenant shall indemnify, defend and hold Landlord and its partners, shareholders, officers, directors, agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Premises and the Center by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Landlord and its partners, shareholders, officers, directors, agents and employees shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Premises or the Center, or for injuries to Tenant, its agents or third persons in or upon the Premises or the Center, from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Premises or the Center.

            (b) Landlord shall indemnify, defend and hold Tenant and its partners, shareholders, officers, directors, agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees). damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise in, on or about the Premises or the Center by reason of any negligence or willful misconduct or omission by Landlord, its agents or employees.

      12.7 Blanket Policy. Any policy required to be maintained hereunder may be maintained under a so-called "blanket policy" insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.

                           13. SUBLEASE AND ASSIGNMENT

      13.1 Assignment of Lease and Sublease of Premises. Except in the case of a Permitted Transfer, Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease of the Premises or any portion thereof, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any purported sublease or assignment of Tenant's interest in this Lease requiring but not having received Landlord's consent thereto (to the extent such consent is required hereunder) shall be void. Without limiting the generality of the foregoing, Landlord may withhold consent to any proposed subletting or assignment for which consent is requested solely on the ground, if applicable, that the use by the proposed subtenant or assignee is reasonably likely to be incompatible with Landlord's use of any adjacent property owned or operated by Landlord, unless the proposed use is within the permitted uses specified in Section 11.1, in which event it shall not be reasonable for Landlord to object to the proposed use. Except in the case of a Permitted Transfer, any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of substantially all of the stock or assets of Tenant in a single transaction or series of related transactions, shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing. (i) any public offering of the common stock of Tenant shall not be deemed to be an assignment hereunder; (ii) any transfer of Tenant's stock during any period in which Tenant has a class of stock listed on any recognized securities exchange or traded in the NASDAQ over-the-counter market shall not be deemed to be an assignment hereunder; (iii) any transfer of Tenant's stock in connection with a bona fide financing, capitalization or recapitalization of Tenant shall not be deemed to be an assignment hereunder, provided that such financing, capitalization or recapitalization does not result in a material reduction in Tenant's net worth or materially change the nature of Tenant's ongoing business as a going concern; and (iv) Tenant shall have the right to assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent (but with prior or concurrent written notice by Tenant to Landlord, except to the extent Tenant is advised by its counsel that such prior or concurrent notice would be in violation of applicable law, in which event Tenant shall give such written notice as soon as reasonably possible after the giving of such notice is no longer in violation of applicable law), to any Affiliate of Tenant, or to any entity which results from a merger or consolidation with Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant as a going concern (hereinafter each a "Permitted Transfer"). For purposes of the preceding sentence, an "Affiliate" of Tenant shall mean any entity in which Tenant owns at least a fifty percent (50%) equity interest, any entity which owns at least a fifty percent (50%) equity interest in Tenant, and/or any entity which is related to Tenant by a chain of ownership interests involving at least a fifty percent (50%) equity interest at each level in the chain. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. Except as expressly set forth in this Section 13.1, however, the provisions of Section 13.2 shall remain applicable to any Permitted Transfer and the transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.

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      13.2  Rights Of Landlord.

            (a) Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Premises or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord's rights under this Article 13, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant's interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord's consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted under this Lease, and Landlord, as Tenant's assignee and as attorney-in-fact for Tenant, or any receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent and to retain all sublease profits (subject to the provisions of Section 13.2(c), below).

            (b) Upon any assignment of Tenant's interest in this Lease for which Landlord's consent is required under Section 13.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such assignment, after first deducting therefrom (i) any costs incurred by Tenant for leasehold improvements (including, but not limited to, third-party architectural and space planning costs) in the Premises in connection with such assignment, (ii) any real estate commissions and/or reasonable attorneys' fees incurred by Tenant in connection with such assignment, and (iii) any economic consideration received by Tenant as bona fide, reasonable compensation for personal property sold or leased by Tenant to the assignee.

            (c) Upon any sublease of all or any portion of the Premises for which Landlord's consent is required under Section 13.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such sublease, after first deducting therefrom (i) the rental due hereunder for the corresponding period, prorated (on the basis of the per-square-foot cost paid by Tenant for the entire Premises for the applicable period under this Lease) to reflect the size of the subleased portion of the Premises, (ii) any costs incurred by Tenant for leasehold improvements in the subleased portion of the Premises (including, but not limited to, third-party architectural and space planning costs) for the specific benefit of the sublessee in connection with such sublease, amortized over the term of the sublease, (iii) any real estate commissions and/or reasonable attorneys' fees incurred by Tenant in connection with such sublease, amortized over the term of such sublease, and (iv) any economic consideration received by Tenant as bona fide, reasonable compensation for personal property sold or leased by Tenant to the sublessee.

                     14. RIGHT OF ENTRY AND QUIET ENJOYMENT

      14.1 Right Of Entry. Landlord and its authorized representatives shall have the right to enter the Premises at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Premises or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Premises to prospective purchasers, to show the Premises to prospective tenants (but only during the final year of the term of this Lease), and to post notices

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of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Premises or the Center or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant's normal business operations caused thereby.

      14.2 Quiet Enjoyment. Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises and the Common Areas of the Center throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.

                             15. CASUALTY AND TAKING

      15.1  Damage or Destruction.

            (a) If the Premises, or the Common Areas of the Center necessary for Tenant's use and occupancy of the Premises, are damaged or destroyed in whole or in part under circumstances in which (i) repair and restoration is permitted under applicable governmental laws, regulations and building codes then in effect and (ii) repair and restoration reasonably can be completed within a period of one (1) year (or, in the case of an occurrence during the last year of the term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then Landlord, as to the Common Areas of the Center and the cold shell of the buildings in which the Premises are located, and Tenant, as to all other improvements existing in or about the Premises immediately prior to such occurrence, shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Premises and the Center to a condition comparable to that existing immediately prior to the occurrence. In the event of damage or destruction the repair of which is not permitted under applicable governmental laws, regulations and building codes then in effect, if such damage or destruction (despite being corrected to the extent then permitted under applicable governmental laws, regulations and building codes) would still materially impair Tenant's ability to conduct its business in the Premises, then either party may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, or if such damage or destruction does not materially impair Tenant's ability to conduct its business in the Premises, then this Lease shall continue in full force and effect, except that there shall be an equitable adjustment in monthly minimum rental and of Tenant's Operating Cost Share of Operating Expenses, based upon the extent to which Tenant's ability to conduct its business in the Premises is impaired, and Landlord and Tenant respectively shall restore the Common Areas and the cold shell of the applicable buildings and the other improvements in and about such buildings to a complete architectural whole and to a functional condition. In the event of damage or destruction which cannot reasonably be repaired within one (1) year (or, in the case of an occurrence during the last year of the term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then either Landlord or Tenant, at its election, may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, then this Lease shall continue in full force and effect and Landlord and Tenant shall each repair and restore applicable portions of the Premises and the Center in accordance with the first sentence of this Section 15.1.

            (b) The respective obligations of Landlord and Tenant pursuant to
Section 15.1(a) are subject to the following limitations:

                  (i) If the occurrence results from a peril which is required to be insured pursuant to Sections 12.1(c), (d) and (e) above, then Landlord and Tenant shall use their

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respective best efforts and cooperate diligently, reasonably and in good faith to recover any available proceeds from the respective insurance which they are required to maintain pursuant to Sections 12.1(c), (d) and/or (e), as applicable, and to divide or allocate such proceeds between themselves in accordance with their respective rebuilding obligations under Section 15.1(a), and the obligations of each party shall not exceed its respective share of the amount of insurance proceeds received from insurers (or, in the case of any failure to maintain required insurance, proceeds that reasonably would have been available if the required insurance had been maintained) by reason of such occurrence, plus the amount of any deductible under the applicable insurance, and, if such proceeds (including, in the case of a failure to maintain required insurance, any proceeds that reasonably would have been available) are insufficient, either party may terminate the Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

                  (ii) If the occurrence results from a peril which is not required to be insured pursuant to Sections 12.1(c), (d) and (e) above and is not actually insured, Landlord shall be required to repair and restore the cold shells of the applicable buildings and the Common Areas to the extent necessary for Tenant's continued use and occupancy of the Premises, and Tenant shall be required to repair and restore the other improvements in and about the Premises to the extent necessary for Tenant's continued use and occupancy of the Premises, provided that each party's obligation to repair and restore shall not exceed an amount equal to five percent (5%) of the replacement cost of the cold shells of the applicable buildings and the Common Area improvements, as to Landlord, or five percent (5%) of the replacement cost of the other improvements in and about the Premises, as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall.

            (c) If this Lease is terminated pursuant to the foregoing provisions of this Section 15.1 following an occurrence which is a peril actually insured or required to be insured against pursuant to Sections 12.1(c), (d) and (e), Landlord and Tenant agree (and any Lender shall be asked to agree) that such insurance proceeds shall be allocated between Landlord and Tenant in a manner which fairly and reasonably reflects their respective ownership rights under this Lease, as of the termination or expiration of the term of this Lease, with respect to the improvements, fixtures, equipment and other items to which such insurance proceeds are attributable.

            (d) From and after the date of an occurrence resulting in damage to or destruction of the Premises or of the Common Areas necessary for Tenant's use and occupancy of the Premises, and continuing until repair and restoration thereof are completed, there shall be an equitable abatement of minimum rental and of Tenant's Operating Cost Share of Operating Expenses based upon the degree to which Tenant's ability to conduct its business in the Premises is impaired.

      15.2  Condemnation.

            (a) If during the term of this Lease the Premises or the Common Areas of the Center, or any substantial part of either, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or receives irreparable damage by reason of anything lawfully done under color of public or other authority, then (i) this Lease shall terminate as to the entire Premises at Landlord's election by written notice given to Tenant within sixty (60) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire Premises at Tenant's election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Premises taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant's use of the balance of the Premises. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has

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notified Landlord of Tenant's election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of minimum rental and of Tenant's Operating Cost Share of Operating Expenses based upon the degree to which Tenant's ability to conduct its business in the Premises is impaired), Landlord shall restore the shell of the buildings in which the Premises are located and Common Area improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking, and Tenant shall restore the other improvements in the Premises and Tenant's other alterations, additions and improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking. In connection with any such restoration, each party shall use its respective best efforts (including, without limitation, any necessary negotiation or intercession with its respective lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Landlord and Tenant in portions reasonably corresponding to the cost and scope of their respective restoration obligations, subject only to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Improvements. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Premises or the Center.

            (b) The respective obligations of Landlord and Tenant pursuant to
Section 15.2(a) are subject to the following limitations:

                  (i) Each party's obligation to repair and restore shall not exceed, net of any condemnation awards or other proceeds available for and allocable to such restoration as contemplated in Section 15.2(a), an amount equal to five percent (5%) of the replacement cost of the shell of the buildings in which the Premises are located and the Common Area improvements, as to Landlord, or five percent (5%) of the replacement cost of the other improvements in the Premises as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

                  (ii) If this Lease is terminated pursuant to the foregoing provisions of this Section 15.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of any of the Improvements, then Landlord and Tenant agree (and any Lender shall be asked to agree) that such proceeds shall be allocated between Landlord and Tenant, respectively, in the respective proportions in which Landlord and Tenant would have shared, under Section 15.1(c), the proceeds of any insurance proceeds following loss or destruction of the applicable Improvements by an insured casualty.

      15.3 Reservation Of Compensation. Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Premises, the Improvements, the Center and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant's moving expenses, trade fixtures and equipment and any leasehold improvements installed by Tenant in the Premises at its own sole expense, but only to the extent Tenant would have been entitled to remove such items at the expiration of the term of this Lease and then only to the extent such compensation or damages are expressly and specifically allocated by the condemning authority, in response to a direct claim by Tenant, to Tenant's moving expenses, trade fixtures, equipment and/or removable leasehold improvements as set forth in this clause (a), and (b) any condemnation awards or proceeds described in Section 15.2(b)(ii) shall be allocated and disbursed in accordance with the provisions of Section 15.2(b)(ii). notwithstanding any contrary provisions of this Section 15.3.

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      15.4  Restoration Of improvements. In connection with any repair or restoration of the Premises or other Improvements by either party following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such Improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to the Premises or to such Improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld or delayed), except that no such " approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would impair or impede Tenant's conduct of its business in the Premises (in which case any such modifications in Landlord's work shall require Tenant's consent, not unreasonably withheld or delayed) or would materially and adversely affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the buildings in which the Premises are located (in which case any such modifications in Tenant's work shall require Landlord's consent, not unreasonably withheld or delayed).

                                   16. DEFAULT

      16.1 Events Of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

            (a) [Omitted.]

            (b) Nonpayment. Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) business days after written notice of such failure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time;

            (c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection
(b) hereof, such failure continuing for thirty (30) days after written notice of such failure; provided, however, that if such failure is curable in nature but cannot reasonably be cured within such 30-day period, then Tenant shall not be in default if, and so long as. Tenant promptly (and in all events within such 30-day period) commences such cure and thereafter diligently pursues such cure to completion; and provided further, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time;

            (d) General Assignment. A general assignment by Tenant for the benefit of creditors;

            (e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Premises continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant's use of the Premises and the Common Areas and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

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            (f) Receivership. The employment of a receiver appointed by court order to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of thirty (30) days;

            (g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or

            (h) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

      16.2  Remedies Upon Tenant's Default.

            (a) Upon the occurrence of any event of default described in Section
16.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Premises or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant), using such force as may be necessary to do so (as to which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant's default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

            (b) Even if Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.

            (c) If Landlord terminates this Lease pursuant to this Section 16.2, Landlord shall have all of the rights and remedies of a landlord provided by
Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord's right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and

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alteration of the Premises, reasonable attorneys' fees, and other reasonable costs. The "worth at the time of award" of the amounts referred to in clauses
(i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The "worth at the time of award" of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

      16.3 Remedies Cumulative. All rights, privileges and elections or remedies of Landlord contained in this Article 16 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

                     17. SUBORDINATION, ATTORNMENT AND SALE

      17.1 Subordination To Mortgage. This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon any portion(s) of the Center on which the Premise are located, and to the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon any portion(s) of the Center on which the Premises are located shall be conditioned on Tenant's receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant
(i) confirming that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence of any event of default under Section 16.1 hereof shall be deemed to be "material"), Tenant's rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. Moreover, Tenant's obligations under this Lease shall be conditioned on Tenant's receipt, within sixty (60) days after the date hereof (provided that Landlord shall have the right to extend such period for up to an additional thirty (30) days in order to continue pursuing receipt of the agreement required hereunder if not received within such initial 60-day period), from The Northwestern Mutual Life Insurance Company, the beneficiary under an existing deed of trust on the Phase 1 Property, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant acknowledging and approving this Lease and confirming (i) that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence of any event of default under Section 16.1 hereof shall be deemed to be "material")., Tenant's rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement upon any portion(s) of the Center on which the Premises are located and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon

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demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

      17.2 Sale Of Landlord's Interest. Upon sale, transfer or assignment of Landlord's entire interest in the portion(s) of the Center on which the Premises are located. Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.

      17.3 Estoppel Certificates. Tenant or Landlord (the "responding party"), as applicable, shall at any time and from time to time, within ten (10) days after written request by the other party (the "requesting party"), execute, acknowledge and deliver to the requesting party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the requesting party is not in default in the performance of any of its obligations under this Lease, that the certifying party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the responding party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the requesting party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/ leaseback lessor or prospective purchaser of any portion(s) of the Center on which the Premises are located, or any prospective sublessee or assignee of this Lease. Any such certificate provided under this Section 17.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the requesting party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Center (or any portion thereof), by any subtenant or assignee, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder, if such failure continues for five (5) days after a second written request by the requesting party for such estoppel certificate, shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the responding party for execution.

      17.4 Subordination to CC&R's. This Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed hereby and thereby shall be subject and subordinate to any declarations of covenants, conditions and restrictions affecting the Center (or any portion thereof) from time to time, provided that the terms of such declarations are reasonable, do not materially impair Tenant's ability to conduct the uses permitted hereunder on the Premises and in the Center, and do not discriminate against Tenant relative to other similarly situated tenants occupying the portion(s) of the Center covered by such declaration(s). Moreover, this Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed hereby and thereby shall also be subject and subordinate (a) to the Declaration of Covenants, Conditions and Restrictions for Pointe Grand Business Park dated November 4, 1991 and recorded on February 25, 1992 as Instrument No. 92025214, Official Records of San Mateo County, as amended from time to time (the "Master Declaration"), the provisions of which Master Declaration are an integral part of this Lease to the extent this sentence is applicable, (b) to the Declaration of Covenants, Conditions and Restrictions dated November 23, 1987 and recorded on November 24, 1987 as Instrument No. 87177987, Official Records of San Mateo County, which declaration imposes certain covenants, conditions and restrictions on the Pointe Grand Business Park, and (c) to the Environmental Restriction and Covenant (Pointe Grand) dated as of April 16, 1997 and recorded on April 16, 1997 as Instrument No. 97-043682, Official Records of San Mateo County, which declaration imposes certain covenants, conditions and restrictions on the Pointe Grand Business Park. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence such subordination.

      17.5 Mortgagee Protection. If, following a default by Landlord under any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement covering any portion(s) of the Center on which the Premises are located, any such portion(s) of the Center are acquired by the mortgagee, beneficiary, master lessor or other secured party, or by any other successor owner, pursuant to a foreclosure, trustee's sale, sheriff's sale, lease termination or other similar procedure (or deed in lieu thereof), then any such person or entity so acquiring any portion(s) of the Center on which the Premises are located shall not be:

            (a) liable for any act or omission of a prior landlord or owner of such portion(s) of the Center (including, but not limited to, Landlord);

            (b) subject to any offsets or defenses that Tenant may have against any prior landlord or owner of such portion(s) of the Center (including, but not limited to, Landlord);

            (c) bound by any rent or additional rent that Tenant may have paid in advance to any prior landlord or owner of such portion(s) of the Center (including, but not limited to, Landlord) for a period in excess of one month, or by any security deposit, cleaning deposit or other prepaid charge that Tenant may have paid in advance to any prior landlord or owner (including, but not limited to, Landlord), except to the extent such deposit or prepaid amount has been expressly turned over to or credited to the successor owner thus acquiring such portion(s) of the Center;

            (d) liable for any warranties or representations of any nature whatsoever, whether pursuant to this Lease or otherwise, by any prior landlord or owner of such portion(s) of the Center (including, but not limited to, Landlord) with respect to the use, construction, zoning, compliance with laws, title, habitability, fitness for purpose or possession, or physical condition (including, without limitation, environmental matters) of the Center or any portion thereof; or

            (e) liable to Tenant in any amount beyond the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in such portion(s) of the Center, it being the intent of this provision that Tenant shall look solely to the interest of any such mortgagee, beneficiary, master lessor or other secured party or successor owner in such portion(s) of the Center for the payment and discharge of the landlord's obligations under this Lease and that such mortgagee, beneficiary, master lessor or other secured party or successor owner shall have no separate personal liability for any such obligations.

                                  18. SECURITY

      18.1 Deposit. Tenant is not required to provide any security deposit to Landlord pursuant to this Lease.

                                19. MISCELLANEOUS

      19.1 Notices. All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private courier or express delivery service) or four (4) days after deposit in the United States mail, registered or certified mail, postage prepaid, addressed to the parties at their respective addresses as follows:

        To Tenant:         COR Therapeutics, Inc.
                           256 East Grand Avenue
                           South San Francisco. CA 94080
                           Attn: Charles A. Alaimo


        with copy to:      Cooley Godward LLP
                           One Maritime Plaza, 20th Floor
                           San Francisco. CA 94111-3580
                           Attn: Anna B. Pope, Esq.

        To Landlord:       Britannia Pointe Grand Limited Partnership
                           1939 Harrison Street, Suite 715
                           Park Plaza Building
                           Oakland, CA 94612
                           Attn: T. J. Bristow

        with copy to:      Folger Levin & Kahn LLP
                           Embarcadero Center West
                           275 Battery Street, 23rd Floor
                           San Francisco, CA 94111
                           Attn: Donald E. Kelley,Jr.

        and copy to:       Slough Estates USA Inc.
                           33 West Monroe Street, Suite 2000
                           Chicago, IL 60603
                           Attn: Randy Rohner

or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either parry to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord's address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

      19.2 Successors And Assigns. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the portion(s) of the Center on which the Premises are located, and any liability for obligations accruing after termination of such ownership shall terminate as of the date of such termination of ownership and shall pass to the successor lessor.

      19.3 No Waiver. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

      19.4 Severability. If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

      19.5 Litigation Between Parties. In the event of any litigation or other dispute resolution proceedings between the panics hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants' fees and attorneys' fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. "Prevailing party" within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

      19.6 Surrender. A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

      19.7 Interpretation. The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

      19.8 Entire Agreement. This written Lease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

      19.9 Governing Law. This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

      19.10 No Partnership. The relationship between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

      19.11 Financial Information. From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the portion(s) of the Center on which the Premises are located, as designated by Landlord from time to time, such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant's prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord's partners and professional advisors, solely to use in connection with Landlord's execution and enforcement of this Lease, and
(ii) to prospective lenders and/or purchasers of the portion(s) of the Center on which the Premises are located, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the portion(s) of the Center on which the Premises are located, provided that such prospective lenders and/or purchasers are not then engaged in businesses directly competitive with the business then being conducted by Tenant. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant's most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant's most recent fiscal year, accompanied by a certificate of Tenant's chief financial officer that such financial statements fairly present Tenant's financial condition as of the date(s) indicated. Notwithstanding any other provisions of this Section 19.11, during any period in which Tenant has outstanding a class of publicly traded securities and is filing with the Securities and Exchange Commission, on a regular basis, Forms 10Q and 10K and any other periodic filings required under the Securities Exchange Act of 1934, as amended, it shall constitute sufficient compliance under this Section 19.11 for Tenant to furnish Landlord with copies of such periodic filings upon Landlord's written request.

            Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the portion(s) of the Center on which the Premises are located, financial information pertaining to, Tenant's financial status. Landlord and

Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

      19.12 Costs. If Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment of this Lease or subletting of the Premises or any portion thereof, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys' fees, up to a maximum of $2,500.00 per request.

      19.13 Time. Time is of the essence of this Lease, and of every term and condition hereof.

      19.14 Rules And Regulations. Tenant shall observe, comply with and obey, and shall cause its employees, agents and, to the best of Tenant's ability, invitees to observe, comply with and obey such rules and regulations as Landlord may reasonably promulgate from time to time for the safety, care, cleanliness, order and use of the Improvements, the Premises and the Center.

      19.15 Brokers. Landlord agrees to pay a fee of $300,000 to Tenant's consultant. CB Richard Ellis (attn: Chris Jacobs), in connection with the consummation of this Lease in accordance with a separate agreement. Such fee shall be due and payable in full on or before September 15, 2001. Each party represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys' fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.

      19.16 Memorandum Of Lease. At any time during the term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.

      19.17 Corporate Authority. Each of the persons signing this Lease on behalf of Tenant warrants that he or she is fully authorized to do so and, by jointly so signing, to bind Tenant.

      19.18 Execution and Delivery. This Lease may be executed in one or more counterparts and by separate panics on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

      19.19 Survival. Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Sections
2.5, 7.4, 9.2, 9.3, 9.4, 11.6, 12.6 and 19.5 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.

      19.20 Parking. Landlord and Tenant agree that the Common Areas, taken as a whole, shall include parking in amounts sufficient to satisfy the minimum parking requirements of the City of South San Francisco applicable to the Center from time to time.

                     [rest of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

          "Landlord"                                   "Tenant"

BRITANNIA POINTE GRAND LIMITED                COR THERAPEUTICS, INC. a Delaware
PARTNERSHIP, a Delaware limited               corporation
partnership

By: BRITANNIA POINTE GRAND,                   By: /s/ [ILLEGIBLE]
    LLC, a California limited liability           --------------------
    company, General Partner                  Its: [ILLEGIBLE]

By: /s/ T. J. Bristow                         By: /s/ [ILLEGIBLE]
    ------------------------                      -------------------------
    T. J. Bristow                             Its:
    Its Manager, President and                    -------------------------
    Chief Financial Officer

                                    EXHIBITS

 EXHIBIT A          Real Property Description

 EXHIBIT A-1        Phase I Property (Plan)

 EXHIBIT B          Site Plan

 EXHIBIT C          Future Entrance Lobby

                                    EXHIBIT A

                           REAL PROPERTY DESCRIPTION

The Phase I Property:

All that certain real property in the City of South San Francisco, County of San Mateo. State of California, more particularly described as follows:

Lot 3 as shown on Parcel Map No. 91-284, "Being a resubdivision of the parcels described in the deeds to Metal and Thermit Corporation, recorded in Book 293, at Page 394 of Deeds; in Book 49, at Page 490, Official Records; in Book 77, at Page 415, Official Records; and, except that parcel described in Book 1352, at Page 373, Official Records," filed on February 25, 1992, in Book 65 of Parcel Maps, in the Office of the Recorder of the County of San Mateo, California.

The Center:

All that certain real property in the City of South San Francisco, County of San Mateo. State of California, more particularly described as follows:

Lots 1,2,3 and 4, inclusive, as shown on Parcel Map No. 91-284, "Being a resubdivision of the parcels described in the deeds to Metal and Thermit Corporation, recorded in Book 293. at Page 394 of Deeds; in Book 49, at Page 490, Official Records; in Book 77. at Page 415. Official Records; and, except that parcel described in Book 1352, at Page 373, Official Records." filed on February 25,1992, in Book 65 of Parcel Maps, in the Office of the Recorder of the County of San Mateo, California.

Together with all adjacent or substantially adjacent areas owned by Landlord and depicted on the Site Plan (Exhibit B to this Lease) as being part of the Center.

                                   EXHIBIT A

                                  EXHIBIT A-1

                            PHASE I PROPERTY (PLAN)

                                     [MAP]

                                   EXHIBIT B

                                   SITE PLAN

                                     [MAP]

                                   EXHIBIT C

                             FUTURE ENTRANCE LOBBY

                                     [MAP]

                                     [MAP]

                                     [MAP]

                                   EXHIBIT B

                 [LAYOUT OF PREMISES SUBLEASED TO BE ATTACHED]

                                      12.

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                    EXHIBIT B

                  DEPICTION OF LICENSED PREMISES AND LAB SPACE

270 EAST GRAND AVE
SUITE 22                [***] FACILITY
1ST FLOOR

                                     [MAP]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

270 EAST GRAND AVE
SUITE 22
2ND FLOOR

                                     [MAP]
                                     [***]





*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C

                              RULES AND REGULATIONS

- All [***] studies must be in accordance with Portola [***] and in compliance with [***] regulations for [***] and [***] of [***].

- Cytokinetics shall not conduct any [***] experiment without obtaining prior written approval from Portola's [***] and [***], which approval shall not be unreasonably withheld.

- Each and every Cytokinetics Personnel using the Licensed Premises and/or Portola resources shall behave in accordance with basic definitions of appropriate workplace conduct as promulgated by Portola.

- Each Party accepts full responsibility for any inappropriate conduct or disruptive behavior by its employees. Unacceptable behavior involving actions, words, jokes, or comments based on an individual's gender, race, ethnicity, age, religion, sexual orientation, disability or any other such characteristic will not be tolerated and may be grounds for termination of the Agreement by either Party.


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D

                                   LICENSE FEE

LICENSE FEE:  THE LICENSE FEE SHALL BE EQUAL TO THE SUM OF:
     [***]% of the Space Costs for the Lab Space
     [***]% of the Space Costs for the Exclusive Space
     [***]% of General Lab Operating Costs (excluding Direct Cytokinetics Costs) [***]% of the General [***] Purchases
     [***]% of Support Costs
     [***]% of [***] Costs (excluding Direct Cytokinetics Costs)
     [***]% of Maintenance and Administration Costs and [***]% of Additional Costs

as more fully described in the tables below.

[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT E

                                  RESEARCH PLAN

1. Portola will conduct [***] activities for Cytokinetics in support of [***] studies for the Cytokinetics Research and Development Programs in the following [***] (as determined by the Research Committee): [***], [***], [***] and [***]. Study [***] will be [***]using [***], [***], [***] or
      [***] of [***] and [***] will be obtained and provided to Cytokinetics for further analysis.

2. Portola and Cytokinetics will work collaboratively on [***], [***], and [***] associated with products being developed under the Cytokinetics Research and Development Programs. The Research Committee will determine the amount and timing of Portola's work in this area, which will depend on specific program needs, but in any event Portola's efforts will normally be limited to [***] ([***]) FTEs at any given time.

3. Cytokinetics and Portola will work together to expand the range of collaborative studies related to the Cytokinetics Research and Development Programs and in line with Portola's expertise. These studies may include:

            a. [***] and [***] studies using [***] and [***].

            b. [***]/[***] studies with [***] compounds.

            c. [***]studies in [***] in [***].

            d. [***] studies.

            e. [***] studies in [***].

            f. [***] studies in [***].

            g. [***]/[***] and [***] in [***].

            h. [***] studies.

            i. General [***], [***] and/or [***] as required and deemed appropriate by the Research Committee.

            j. [***] relating to [***].


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT F

                          PERMITTED HAZARDOUS MATERIALS

[***]


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT G

                           PORTOLA HAZARDOUS MATERIALS

                                    [***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT H

                             CYTOKINETICS EQUIPMENT

                              CYTOKINETICS
EQUIPMENT       DESCRIPTION      ASSET #
[***]


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                TABLE OF CONTENTS

                                                                     PAGE
1.  Definitions..................................................      1
2.  Collaboration................................................      5
3.  Licenses.....................................................      8
4.  License Fees and Costs.......................................     10
5.  Intellectual Property and Inventions.........................     12
6.  Cytokinetics Materials.......................................     13
7.  Confidentiality..............................................     14
8.  Compliance with Permits; Hazardous Materials.................     18
9.  Condition of Licensed Premises and Personal Property.........     19
10. Use/Allocation of Liability..................................     20
11. Insurance and Liability......................................     20
12. Indemnity....................................................     21
13. Term; Extension..............................................     22
14. Termination..................................................     22
15. General......................................................     23

                                      -i-